UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
SHUTTERSTOCK, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Shutterstock, Inc.
350 Fifth Avenue, 20th Floor
New York, New York 10118
April 25, 2023
Dear Stockholder:
On behalf of the Board of Directors and our senior management team, we are pleased to invite you to attend our 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) to be held on Thursday, June 8, 2023 at 10:00 a.m. Eastern Time. The 2023 Annual Meeting will be a virtual stockholder meeting, conducted via live webcast.
You will be able to attend the 2023 Annual Meeting online and submit your questions during the meeting via live webcast at www.virtualshareholdermeeting.com/SSTK2023. In order to attend the 2023 Annual Meeting as a stockholder, a control number will be required. For registered stockholders, the control number can be found on your Notice of Internet Availability of Proxy Materials or your proxy card. You will also be able to vote your shares electronically at the 2023 Annual Meeting. Please note that you will not be able to attend the 2023 Annual Meeting in person.
We are pleased to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, on or about April 25, 2023, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to many of our stockholders instead of a paper copy of this proxy statement and our 2022 Annual Report to Stockholders (the “2022 Annual Report”). The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to receive a paper copy of our proxy materials by mail. If you received our proxy materials by mail, the Notice, proxy statement, 2022 Annual Report and proxy card were enclosed. Continuing to employ this distribution process conserves natural resources and reduces the costs of printing and distributing our proxy materials. We encourage you to read our 2022 Annual Report, as it includes our audited financial statements and provides important information about our business.
Details regarding the business to be conducted at the 2023 Annual Meeting are described in this proxy statement and in the Notice.
Your vote is important. Whether or not you plan to attend the 2023 Annual Meeting via live webcast, we hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone, or, if you requested to receive or received printed proxy materials, by mailing a proxy or voting instruction form. Please review the instructions on each of your voting options described in this proxy statement, the accompanying proxy card, or the Notice you received in the mail. Voting over the Internet or by telephone, written proxy or voting instruction card will ensure your representation at the 2023 Annual Meeting regardless of whether you attend the 2023 Annual Meeting.
Thank you for your ongoing support of, and continued interest in, Shutterstock.
Sincerely,

Paul Hennessy
Chief Executive Officer

SHUTTERSTOCK, INC.

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS
Time and Date:	10:00 a.m. Eastern Time, on Thursday, June 8, 2023.
Place:	Via live webcast at: www.virtualshareholdermeeting.com/SSTK2023 You will not be able to attend the 2023 Annual Meeting in person.
Admission:
To participate, vote or submit questions during the 2023 Annual Meeting, access via live webcast, www.virtualshareholdermeeting.com/SSTK2023. The 2023 Annual Meeting will begin promptly at 10:00 a.m. Eastern Time and will open for entry at 9:45 a.m. Eastern Time.

Items of Business:
• To elect the Class II director nominees named in this proxy statement for a term expiring at the 2026 Annual Meeting of Stockholders;
• To cast a non-binding advisory vote to approve named executive officer compensation (“say-on-pay”);
• To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and
• To transact such other business as may properly come before the 2023 Annual Meeting or any adjournments or postponements thereof.

Record Date:	You are entitled to vote only if you were a Shutterstock, Inc. stockholder as of April 10, 2023.
Voting:
Your vote is important. Whether or not you plan to attend the 2023 Annual Meeting via live webcast, we encourage you to read this proxy statement and submit your voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the section titled “Questions and Answers About the Proxy Materials and the 2023 Annual Meeting” in this proxy statement and, if you requested to receive or received printed proxy materials, your enclosed proxy card.

We are again pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. We believe this e-proxy process expedites stockholders’ receipt of proxy materials, while lowering the costs and reducing the environmental impact of our annual meeting.
On or about April 25, 2023, we mailed to our beneficial stockholders a Notice containing instructions on how to access our Proxy Statement and 2022 Annual Report and how to vote online.
All stockholders that previously requested paper delivery of communications from us will continue to receive a paper copy of the Proxy Statement, Proxy Card and Annual Report by mail. The Proxy Statement contains instructions on how you can (i) receive a paper copy of the Proxy Statement, Proxy Card and 2022 Annual Report if you only received a Notice by mail or (ii) elect to receive your Proxy Statement and 2022 Annual Report over the Internet if you received them by mail this year.
By Order of the Board of Directors,

John Lapham
Senior Vice President, General Counsel and Corporate Secretary
New York, New York
April 25, 2023
Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting to Be Held on June 8, 2023.
Our Proxy Statement and 2022 Annual Report to Stockholders are available at www.proxyvote.com.

FORWARD-LOOKING STATEMENTS
This proxy statement contains certain forward-looking statements with respect to Shutterstock, Inc.’s plans, intentions, expectations, assumptions, goals and beliefs regarding its business. These statements include all matters that are not historical fact and may be identified by the use of words such as “believes”, “expects”, “anticipates”, “intends”, “estimates”, “will”, “shall”, “may”, “plans”, “targets,” “goals,” or similar expressions, including variations and the negatives thereof or comparable terminology. Shutterstock, Inc. (the “Company”) cautions that its forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those expressed in, or implied or projected by, the forward-looking information and statements in this proxy statement. Important factors that could cause actual results to differ from those anticipated in these forward-looking statements include, among other things, those factors referred to under “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 14, 2023, as supplemented from time to time. In light of these and other risks, uncertainties and assumptions, the forward-looking events described in this proxy statement may not occur. The forward-looking statements speak only as of the date of this proxy statement. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements referred to above and contained elsewhere in this proxy statement.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE 2023 ANNUAL MEETING
Proxy Materials
1.	Why am I receiving these materials?
The Board of Directors (the “Board”) of Shutterstock, Inc. (“Shutterstock” or the “Company”) is providing these proxy materials to you on the Internet, or, upon your request, has delivered printed or e-mailed electronic proxy materials to you, in connection with the solicitation of proxies for use at the 2023 Annual Meeting of Stockholders to be held on Thursday, June 8, 2023 at 10:00 a.m. Eastern Time (the “2023 Annual Meeting”). As a stockholder of record, you are invited to attend the 2023 Annual Meeting and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under Securities and Exchange Commission (“SEC”) rules and that is designed to assist you in voting your shares.
2.	What is included in the proxy materials?
The proxy materials include:
•	our proxy statement for the 2023 Annual Meeting;
•	our 2022 Annual Report to Stockholders (the “2022 Annual Report”), which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2022; and
•	the proxy card or a voting instruction form for the 2023 Annual Meeting.
3.	What information is included in the proxy statement?
The information in this proxy statement relates to the proposals to be voted on at the 2023 Annual Meeting, the voting process, our Board and Board committees, the compensation of directors and certain executive officers, corporate governance matters, and certain other required information.
4.	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?
Pursuant to rules adopted by the SEC, we may furnish proxy materials, including this proxy statement and our 2022 Annual Report, to our stockholders electronically via the Internet instead of mailing printed copies. Unless a stockholder previously requested paper delivery of communications from us, a stockholder will receive a Notice of Internet Availability of Proxy Materials instructing the stockholder as to how to access and review all of the proxy materials on the Internet.
5.	How can I access the proxy materials over the Internet?
The Notice of Internet Availability of Proxy Materials, proxy card and voting instruction form contain instructions on how to view our proxy materials for the 2023 Annual Meeting on the Internet and vote your shares. The proxy statement and 2022 Annual Report, as well as other financial information, are also available on our Investor Relations website at: investor.shutterstock.com.
Our proxy materials are also available for viewing at www.proxyvote.com.
6.	What is householding?
The SEC permits us to deliver a single copy of the Notice of Internet Availability of Proxy Materials, and if applicable, the proxy statement and 2022 Annual Report, to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. Each stockholder will continue to receive a separate proxy card. By “householding” we can reduce printing costs, mailing costs and fees.

If you are a stockholder of record and wish to receive a separate Notice of Internet Availability of Proxy Materials or the proxy statement and 2022 Annual Report, or if your household is receiving multiple sets of these documents and would prefer to receive only one set, please send a written request to the Corporate Secretary Shutterstock, Inc., 350 Fifth Avenue, 20th Floor, New York, NY 10118. Stockholders owning their shares through a bank, broker, or other nominee may request to discontinue or begin householding by contacting their bank, broker or nominee. You can also request additional copies or notify us that you no longer wish to participate in householding by contacting Broadridge Financial Solutions, Inc. at 1-800-579-1639, online at www.proxyvote.com or by email, sendmaterial@proxyvote.com.
Voting Information
7.	What proposals am I voting on at the 2023 Annual Meeting?
You are voting on three proposals at the 2023 Annual Meeting:
•
Proposal One: Election of each of Deirdre Bigley and Alfonse Upshaw to the Board, each to serve as a Class II director for a three-year term ending at the 2026 Annual Meeting of Stockholders or until such director’s successor has been duly elected or appointed and qualified, or until such director’s earlier resignation or removal;

•	Proposal Two: Approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement (“say-on-pay”); and
•	Proposal Three: Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
We will also consider other business that properly comes before the 2023 Annual Meeting.
8.	How does the Board recommend I vote on the proposals?
The Board recommends that you vote your shares:
•
FOR the election of each of Deirdre Bigley and Alfonse Upshaw to the Board, each to serve as a Class II director for a three-year term ending at the 2026 Annual Meeting of Stockholders or until such director’s successor has been duly elected or appointed and qualified, or until such director’s earlier resignation or removal;

•	FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement (“say-on-pay”); and
•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted as recommended by the Board for each proposal. If any other matter properly comes before the 2023 Annual Meeting, the proxy holders will vote on that matter in their discretion.
9.	Who is entitled to vote at the 2023 Annual Meeting?
The record date for the 2023 Annual Meeting is April 10, 2023 (the “Record Date”). Stockholders of record and beneficial owners as of that date are entitled to vote at the 2023 Annual Meeting. You are considered a stockholder of record if you hold shares of our common stock, $0.01 par value per share (“Common Stock”) in your name in an account with our stock transfer agent, American Stock Transfer & Trust Company (“AST”). You are a beneficial owner and your shares are considered to be held in “street name” if you hold Common Stock indirectly through a broker, bank or other nominee.
On the Record Date, we had 35,994,416 shares of Common Stock outstanding. A list of stockholders as of that date will be available for inspection upon request at the virtual 2023 Annual Meeting for any purpose germane to the annual meeting for ten days before the 2023 Annual Meeting, upon request to our Corporate Secretary.

10.	How do I vote my shares?
You can vote your shares:
•	VOTE BY INTERNET
○
Before the Meeting: Go to www.proxyvote.com or scan the QR Barcode above Use the Internet on your Notice to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 7, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

○
During The Meeting: Go to www.virtualshareholdermeeting.com/SSTK2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow on your Notice available and follow the instructions.

•
VOTE BY PHONE: 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 7, 2023. Have your Notice in hand when you call and then follow the instructions.

•	VOTE BY MAIL: Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
11.	How many votes am I entitled to per share?
Each holder of Common Stock is entitled to one vote on all matters to come before the 2023 Annual Meeting for each share held as of the Record Date.
12.	Can I change my vote or revoke my proxy?
You may change your vote at any time prior to the taking of the vote at the 2023 Annual Meeting. If you are a stockholder of record, you may change your vote and grant a new proxy bearing a later date by:
•	signing and returning a new proxy card with a later date;
•	submitting a later-dated vote by telephone or via the Internet (only your last telephone or Internet vote will be counted) by 11:59 p.m. Eastern Time on June 7, 2023;
•	participating in the 2023 Annual Meeting and voting again by telephone or via the Internet; or
•
sending a written notice of revocation to our Corporate Secretary at Shutterstock, Inc., Attn: Corporate Secretary, 350 Fifth Avenue, 20th Floor, New York, New York 10118 prior to the 2023 Annual Meeting.

13.	Is my vote confidential?
Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Shutterstock or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation.
14.	How many shares must be represented to conduct business at the 2023 Annual Meeting?
The quorum requirement for holding the 2023 Annual Meeting and transacting business is that holders of a majority of the issued and outstanding stock entitled to vote as of the Record Date must be present at the 2023 Annual Meeting or represented by proxy. Both abstentions and broker non-votes (described below) are counted for the purpose of determining the presence of a quorum. As of the Record Date, we had 35,994,416 shares of Common Stock outstanding.

15.	What is a “broker non-vote”?
If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. All of the matters scheduled to be voted on at the 2023 Annual Meeting are “non-routine,” except for the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
In tabulating the voting result for any particular proposal, shares that constitute “broker non-votes” will not be counted for purposes of determining whether the proposal is approved. Thus, “broker non-votes” will not affect the outcome of any matter being voted on at the 2023 Annual Meeting.
16.	How are my votes counted?
In the election of directors, you may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. In tabulating voting results for the election of directors, only “FOR” votes are counted. Neither “WITHHELD” votes nor “broker non-votes” will have any effect on the outcome of the voting with respect to the election of directors.
For the other items of business to be brought before the 2023 Annual Meeting, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” If you “ABSTAIN” in any of the other items of business to be brought before the 2023 Annual Meeting, the abstention will not be counted as “FOR” or “AGAINST” and will have no effect on the voting results.
If you provide specific instructions with regard to certain items, your shares will be voted in accordance with your instructions on such items. If you are a record holder and no instructions are indicated, the shares will be voted as recommended by the Board. If you hold shares beneficially in “street name” and you do not provide specific instructions on certain items, then your shares will be counted as “broker non-votes” on non-routine matters, and will be voted in accordance with the broker instructions for routine matters in the broker’s discretion.
17.	What is the voting requirement to approve each of the proposals?
In the election of directors, our amended and restated bylaws (the “Bylaws”) provide for the election of directors by a plurality of the votes cast. This means that the individuals nominated for election to the Board who receive the highest number of “FOR” votes will be elected. Broker non-votes and withheld votes are not considered votes cast for or against the nominee under a plurality voting standard.
The approval of the remaining two proposals described below require the affirmative “FOR” votes of the holders of the majority of the votes cast:
•	advisory vote to approve the compensation of our named executive officers; and
•	vote to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
18.	What happens if a director receives a plurality, but not a majority, of votes cast at the 2023 Annual Meeting?
In an uncontested election, if a nominee for director who is an incumbent director is elected by a plurality of the votes cast but does not receive the vote of at least the majority of the votes cast (i.e., the number of shares voted “FOR” a director’s election does not exceed 50% of the total number of votes cast with respect to that director’s election, including votes to withhold authority), the director is deemed elected.
However, under our director resignation policy, any nominee for director who, in an uncontested election, has more votes “WITHHELD” than “FOR” his or her election is expected to promptly tender his or her resignation for consideration by the Nominating and Corporate Governance Committee and subsequently by the Board. Our director resignation policy is incorporated into our Corporate Governance Guidelines, a copy of which can be found through the “Corporate Governance” link on our Investor Relations page at investor.shutterstock.com.

19.	What happens if additional matters are presented at the 2023 Annual Meeting?
Our Board does not intend to present any business at the 2023 Annual Meeting other than the proposals described in this proxy statement. However, if any other matter properly comes before the 2023 Annual Meeting, the persons named as proxy holders, Jarrod Yahes and Colleen Kearney, will act on such matters in their discretion as permitted.
20.	How is the Company soliciting proxies for the 2023 Annual Meeting?
The Board is sending you this proxy statement in connection with the Board’s solicitation of proxies for use at the 2023 Annual Meeting. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities.
Shutterstock will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. Upon request, we will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to beneficial owners in accordance with applicable rules.
21.	Where can I find the voting results of the 2023 Annual Meeting?
We will announce preliminary voting results at the 2023 Annual Meeting and publish the final voting results in a Current Report on Form 8-K filed with the SEC within four business days after the 2023 Annual Meeting.
Attending the 2023 Annual Meeting
22.	How do I attend the 2023 Annual Meeting?
The 2023 Annual Meeting will be entirely online. You will not be able to attend the meeting in person. In order to listen to and participate in the 2023 Annual Meeting, visit www.virtualshareholdermeeting.com/SSTK2023 and follow the posted instructions. The webcast will start at 10:00 a.m. Eastern Time on June 8, 2023. Stockholders may vote and submit questions while connected to the 2023 Annual Meeting on the Internet.
23.	What do I need in order to participate in the 2023 Annual Meeting online?
In order to participate in the 2023 Annual Meeting live via the Internet, instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/SSTK2023.
24.	What if during the check-in time or during the 2023 Annual Meeting I have technical difficulties or trouble accessing the webcast?
Please be sure to check in by 9:45 a.m. Eastern Time on June 8, 2023, the day of the 2023 Annual Meeting, so we may address any technical difficulties before the meeting begins. If you encounter any difficulties accessing the webcast during the check-in or meeting time, please refer to the instructions on your login page.
Additional Information
25.	What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2024 Annual Meeting of Stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices no later than December 27, 2023.

Stockholder proposals must also otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Proposals can be addressed to Shutterstock, Inc., Attn: Corporate Secretary, 350 Fifth Avenue, 20th Floor, New York, New York 10118.
Our Bylaws also establish advance notice procedures for certain matters, including for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement or for stockholders who wish to nominate individuals for election to the Board. To be timely for our 2024 Annual Meeting of Stockholders, our Corporate Secretary must receive written notice at our principal executive offices:
•	not earlier than the close of business on February 9, 2024, and
•	not later than the close of business on March 10, 2024.
If we hold our 2024 Annual Meeting of Stockholders more than 30 days before or after June 8, 2024 (the one-year anniversary of our 2023 Annual Meeting), then notice of a stockholder proposal must be received not later than the 90th day prior to the 2024 Annual Meeting of Stockholders or the 10th day following the date on which public announcement of the date of the 2024 Annual Meeting of Stockholders is first made by Shutterstock. We will disclose the new deadline by which stockholder proposals must be received under Item 5 of Part II of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably determined to inform stockholders.
Stockholders must also comply with certain other applicable requirements contained in our Bylaws. With regards to nominations for director at our 2024 Annual Meeting of Stockholders, the notice must include all information about the nominee that must be disclosed in proxy solicitations pursuant to Regulation 14A under the Exchange Act (including the nominee’s written consent to being named as a nominee and serving as a director) and a description of all material monetary agreements during the past three years and any other material relationships, between such stockholder and a beneficial owner on whose behalf the nomination is made and their affiliates and associates, or others acting in concert, on the one hand, and each proposed nominee, and his/her affiliates and associates, or others acting in concert, on the other hand, including all information that would be required to be disclosed pursuant to Rule 404 under Regulation S-K if the stockholder were a “registrant,” all as described in our Bylaws. The notice must also include certain additional information about and representations by the stockholder and/or the beneficial owner, all as detailed in our Bylaws. In addition, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the 2024 Annual Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act in addition to the information required under our Bylaws.
If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements contained in our Bylaws and applicable laws.
26.	How may I communicate with the Board?
Stockholders and other interested parties may communicate directly with the Board, with any director, or with the independent directors as a group or any other group of directors by writing to our Corporate Secretary at Shutterstock, Inc., 350 Fifth Avenue, 20th Floor, New York, New York 10118, with a request to forward the communication to the intended recipient or recipients. Messages received with such a request will be forwarded to the appropriate director or directors.
27.	Where can I obtain corporate governance materials?
Our corporate governance materials are posted on our Investor Relations website (investor.shutterstock.com) under the link for “Corporate Governance.” In addition, stockholders may obtain paper copies of our corporate governance materials by sending a written request to Shutterstock, Inc., Attn: Corporate Secretary, 350 Fifth Avenue, 20th Floor, New York, New York 10118.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
Directors and Executive Officers
The names of our directors and executive officers and their ages, positions and biographies as of April 25, 2023 are set forth below. Our executive officers are appointed by and serve at the discretion of our Board. There are no family relationships among our directors or executive officers.
Name	Age	Position
Jonathan Oringer	48	Founder and Executive Chairman of the Board
Rachna Bhasin	50	Director
Deirdre Bigley	58	Director (Nominee for election at the 2023 Annual Meeting)
John Caine	48	Global Head of E-Commerce
Thomas R. Evans	68	Director
Paul J. Hennessy	58	Director and Chief Executive Officer
Alfonse Upshaw	53	Director (Nominee for election at the 2023 Annual Meeting)
Jarrod Yahes	48	Chief Financial Officer
Jonathan Oringer has served as our Executive Chairman of the Board since April 2020, and served as our interim Chief Executive Officer from May 2022 to July 2022. Prior to assuming the role of Executive Chairman, Mr. Oringer served as Chief Executive Officer since founding the Company in 2003. Prior to founding Shutterstock, Mr. Oringer served as a director of several private companies. Mr. Oringer has served on the Columbia Engineering Board of Visitors since 2019 and served on the Board of Directors for the Partnership for New York, a nonprofit organization, from 2013-2020. Mr. Oringer holds a B.S. in computer science and mathematics from State University of New York at Stony Brook and an M.S. in computer science from Columbia University.
Rachna Bhasin has served as a member of our Board since July 2019. Ms. Bhasin is the Founder/ CEO of EQ Partners, a strategic advisory, consulting and investment company serving early stage US and UK companies in the areas of technology and media, and Co-Founder of Pacifica Investments, an advisory, consultancy and investment firm focused on identifying and amplifying technologies, brands and entrepreneurs from New Zealand and the Pacific Rim. Ms. Bhasin was Chief Business Officer of Magic Leap, Inc., a spatial computing company, from October 2015 through January 2019 and prior to that, served as SVP, Corporate Strategy and Business Development at Sirius XM Radio, Inc. from November 2010 through October 2015. Ms. Bhasin also held positions at Dell, Inc., where she led the company's consumer strategic partnership and personalization, and at EMI Music North America as Vice President of Business Development. Since March 2016, Ms. Bhasin has also served as a member of the Board of Directors of Ryman Hospitality Properties (NYSE: RHP), a hotel, resort, entertainment and media company, where she is a member of the Nominating and Corporate Governance Committee and Property Guru (since 2022), where she is a member of the Audit Committee. Ms. Bhasin also serves as a member of the Board of Directors of privately held Vice Media Group and Audiomack. Ms. Bhasin holds a Bachelor of Commerce and Administration with Honors from the Victoria University of Wellington in New Zealand and an M.B.A. from Harvard Business School.
Deirdre Bigley has served as a member of our Board since May 2016. Ms. Bigley joined Bloomberg, L.P., a global business and financial information and news leader, in 2009 and served as the Chief Marketing Officer from 2013 to 2021. Prior to joining Bloomberg, L.P., Ms. Bigley spent thirteen years at International Business Machines Corporation (IBM), serving in several capacities, including Vice President of Worldwide Advertising and Interactive, and Vice President of Worldwide Brand. Ms. Bigley serves on the Boards of: Wix.com, a cloud-based development platform, since November 2017 (Audit and Compensation Committees); Taboola, an advertising company that powers recommendations for the open web, since April 2021 (Audit Committee); and Sportradar, a sports betting and sports entertainment company, since April 2021 (Chair Compensation Committee). Ms. Bigley holds a B.A. in English from West Chester University.
John Caine has served as our Global Head of eCommerce since January 2023. Prior to joining Shutterstock, Mr. Caine served as the Chief Product Officer and General Manager, Consumer Credit at NerdWallet, Inc., a personal finance company, from December 2021 to January 2023; as Chief Product Officer and Chief Conversion Officer at Vroom, Inc., an online pre-owned car retailer from November 2016 to December 2021; and in various roles at Priceline.com, a provider of online travel and travel related reservation and search services, including as Chief Product Officer from April 2012 to April 2016. Mr. Caine holds a B.A. in English from the University of Connecticut.
Thomas R. Evans has served as a member of our Board since March 2012. From January 2014 through December 2015, Mr. Evans served as Advisor to the Board of Bankrate, Inc., a leading aggregator of financial rate information, and from March 2004 until December 2013, when he retired, Mr. Evans served as its President and Chief Executive Officer and a director. Mr. Evans served as a director of Millennial Media, Inc., a public mobile marketplace company, from 2014 to November 2015 and as a director of Future Fuel Corp., a public chemical manufacturing company, from 2005 until September 2015. Mr. Evans served as a director of Angie's List, Inc., an online platform that connects home service professionals to customers, from February 2016 to September 2017, including serving as its Chairman of the Board from October 2016 through September 2017, until it was merged with the HomeAdvisor business of IAC/InterActiveCorp. Mr. Evans currently serves as a director of ANGI Homeservices Inc. and serves as a member of its Audit Committee and Chairman of its Compensation Committee. As of February 2021, Mr. Evans also serves as a director of G Squared Ascend I Inc., a special purpose acquisition company, and serves as a member of its Audit, Compensation and Nominating and Corporate Governance Committees. Mr. Evans holds a B.S. in business administration from Arizona State University.
Paul J. Hennessy has served as our Chief Executive Officer since July 2022 and as a member of our Board since April 2015. From June 2016 until May 2022, Mr. Hennessy served as Chief Executive Officer and member of the Board of Directors of Vroom, Inc., an online pre-owned car retailer. Prior to joining Vroom, from April 2015 through June 2016, Mr. Hennessy served as Chief Executive Officer of priceline.com, a provider of online travel and travel related reservation and search services. From November 2011 to March 2015, Mr. Hennessy served as Chief Marketing Officer of Booking.com, an online booking accommodations provider. From July 2006 to October 2011, Mr. Hennessy was Chief Distribution Officer of priceline.com. Mr. Hennessy holds a B.S. in marketing management from Dominican College and an M.B.A. from Long Island University.
Alfonse Upshaw has served as a member of our Board since December 2020. Mr. Upshaw is Senior Vice President and Chief Financial Officer, Northern California Market for Kaiser Foundation Health Plans and Hospitals (Kaiser Permanente). Mr. Upshaw also served as Senior Vice President, Corporate Controller & Chief Accounting Officer for Kaiser Permanente until January 2022. Previously, Mr. Upshaw was an audit partner with Deloitte where he served Fortune 500 public as well as high growth private clients in a variety of industries. Mr. Upshaw has served on not-for-profit boards and several advisory committees including the Black Directors Health Equity Agenda, Inc., Kennedy-King Memorial Scholarship Foundation, the UC Berkeley Center for Financial Reporting and Management, and the American Heart Association Research Roundtable. Mr. Upshaw holds a B.S. in Business Administration from the University of California, Berkeley. He is a member of the American Institute of Certified Public Accountants and a lifetime member of the National Association of Black Accountants, Inc.
Jarrod Yahes has served as our Chief Financial Officer since December 2019. Prior to joining Shutterstock, Mr. Yahes served as Chief Financial Officer at Zeta Global, a marketing technology company, from October 2016 to November 2019, Chief Financial Officer at Jackson Hewitt Tax Services, Inc., a provider of tax preparation services, from April 2015 to October 2016, and served in multiple capacities at ExlService Holdings, a business process solutions company, from February 2005 to April 2015, advancing to Senior Vice President, Controller. Mr. Yahes earned a B.S. in applied economics from Cornell University and an MBA from the University of California at Berkeley.
Board Structure, Diversity, Director Nominations and Qualifications
Our Board is divided into three classes for purposes of election. One class is elected at each Annual Meeting of Stockholders to serve for a three-year term. The directors are classified into three classes as follows: Jonathan Oringer and Rachna Bhasin each serve as a Class I director with a term ending at the 2025 Annual Meeting of Stockholders; Deirdre Bigley and Alfonse Upshaw each serve as a Class II director with a term ending at the 2023 Annual Meeting of Stockholders; and Thomas R. Evans and Paul J. Hennessy each serve as a Class III director with a term ending at the 2024 Annual Meeting of Stockholders.
Our Nominating and Corporate Governance Committee is charged with identifying, evaluating and recommending director nominees to the full Board, as well as considering candidates for election to the Board recommended by stockholders. In evaluating the suitability of individual Board members, the Nominating and Corporate Governance Committee takes into account many factors, including international business experience; experience in industries beyond technology; financial experience and a good reputation within the financial community; business management experience and the potential to succeed top management in the event Board intervention is necessary on an unexpected basis; business contacts, business knowledge and influence that may be useful to our business and product lines; and knowledge about our industries and technologies. The Nominating and Corporate Governance Committee will also factor into its determination the following qualities with respect to potential director nominees:
•	reputation for integrity, honesty and adherence to high ethical standards;
•
demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company and willingness and ability to contribute positively to the decision-making process of the Company;

•	a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees;
•
interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, contributors and the general public, and to act in the interests of all stockholders; and

•	no actual or perceived conflict of interests that would impair the nominee’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a director.
One of our core principles is to “Seek Diversity,” and, to further promote that principle, we adopted a Diversity, Equity & Inclusion Mission Statement that states our goal, among others, of building a workforce that is, at all levels, representative of the diverse global community we serve. The Board shares the Company’s commitment to fostering inclusion and diversity, and is committed to having its members represent a variety of identities, perspectives, backgrounds, and personal and professional experiences, bringing a broad variety of expertise to support the Company’s goals. The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best support the success of the business and, based on its diversity of experience, represent stockholder interests through the exercise of sound judgment. The below graphs show the self-identified diversity characteristics provided by our Board members.

In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board as well as the director’s service on the boards of other public companies to ensure that the director can carry out director duties in a responsible manner. Upon determining the need for additional or replacement Board members, the Nominating and Corporate Governance Committee will identify one or more director candidates and evaluate each candidate under the criteria described above based on information provided to the committee by the Company or a third-party or may also include discussions with persons familiar with the candidate, an interview of the candidate or other actions the committee deems appropriate. Based on its assessment of each candidate’s independence, skills and qualifications and the criteria described above, the Nominating and Corporate Governance Committee will make recommendations regarding potential director candidates to the Board. The Nominating and Corporate Governance Committee may consult with management or engage third parties to assist in the search for director candidates or to assist in gathering information regarding a candidate’s background and experience.
We have adopted a director resignation policy, pursuant to which any nominee for director who, in an uncontested election, receives more votes “WITHHELD” than “FOR” his or her election is expected to promptly tender his or her resignation for consideration by the Nominating and Corporate Governance Committee and subsequently by the Board. Our director resignation policy is incorporated into our Corporate Governance Guidelines, a copy of which can be found through the “Corporate Governance” link on our Investor Relations page at investor.shutterstock.com.
Our Board, upon the recommendation of the Nominating and Corporate Governance Committee, has voted to nominate Ms. Bigley and Mr. Upshaw for election to the Board as Class II directors at the 2023 Annual Meeting to serve for a term of three years until the 2026 Annual Meeting of Stockholders, and until their respective successors have been elected and qualified or, if sooner, until their respective resignation or removal. Ms. Bigley and Mr. Upshaw are currently members of the Board.
Corporate Governance and Board Matters
Corporate Governance, Business Conduct and Compliance
We have a strong commitment to effective corporate governance and have in place a comprehensive corporate governance framework for our operations. We have adopted Corporate Governance Guidelines, last reviewed and approved on January 30, 2023, which, in conjunction with our amended and restated certificate of incorporation (the “Charter”), our Bylaws, and charters of the standing committees of our Board, form the framework for our corporate governance.
We have also adopted a Code of Business Conduct and Ethics (“Code of Ethics”), last reviewed and approved on January 30, 2023, that applies to all of our directors, officers and employees, including our senior financial officers. Our Code of Ethics requires, among other things, that all of our directors, officers and employees comply with all laws, attempt to avoid conflicts of interest, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. In addition, our Code of Ethics imposes obligations on all of our directors, officers and employees to maintain books, records, accounts and financial statements that are accurate and that comply with applicable laws and with our internal controls, as well as providing for disclosure controls and procedures.
We maintain a corporate governance page on our website that includes key information about our corporate governance initiatives, including our Corporate Governance Guidelines and Code of Ethics. The corporate governance page can be found on our Investor Relations website at investor.shutterstock.com under the link for “Corporate Governance.” We will promptly post under the same link amendments to or waivers, if any, of our Code of Ethics, involving our directors and executive officers.

We also maintain policies to ensure our operations not only are compliant with applicable law, the rules and regulations of the SEC, and the listing standards of the New York Stock Exchange (“NYSE”), but also promote good corporate governance principles and standards of behavior. A summary of our corporate governance policies is set forth in the following table.
Policy	Description
Insider Trading and Disclosure Policy	Sets forth the Company’s limitations regarding trading in Company securities and the handling of non-public material information.
Whistleblower Policy
Sets forth the procedures for the reporting of suspected misconduct, illegal activities or fraud, including any questionable accounting, internal accounting controls and auditing matters, or other violations of federal or state laws or the Code of Ethics and the receipt, treatment and investigation of such reports.

Related Person Transaction Policy	Sets forth the policies and procedures for reviewing, approving and ratifying proposed transactions with directors, executive officers, significant stockholders or any other related persons.
Anti-Corruption Policy	Provides detailed guidance for our Board members, officers, employees and third parties acting on our behalf on prohibited actions under anti-bribery and anti-corruption laws.
Anti-Harassment Policy
Provides that all persons shall be treated with dignity and respect and shall not be subject to discriminatory practices and harassment and sets forth the policies and procedures for reporting and investigation suspected harassment.

Corporate Communications and Disclosure Policy
Sets forth guidelines on fair and complete disclosure of Company information to current and future stockholders, the investing public and the financial community to ensure compliance with SEC rules and regulations.

Economic Sanctions Compliance Policy	Provides that all Company activities by directors, officers, employees and agents acting on behalf of the Company comport fully with applicable embargoes and other economic sanctions requirements.
Executive Compensation Clawback Policy[1]
Sets forth the guidelines pursuant to which the Company may recover certain incentive-based compensation payments made to executive officers and non-executive officers, as applicable, if the Company is required to prepare an accounting restatement of its financial statements as a result of (i) material noncompliance with any financial reporting requirements under the federal securities laws, (ii) negligence, misconduct, wrongdoing or violation of any Company policies or (iii) willful, knowing or intentional misconduct or violation of any Company policy or applicable legal and regulatory requirements.

Hedging Policy
Provides that all Company employees, officers and directors may not engage in (1) hedging or derivative transactions or any other speculative transactions (hedging or derivative actions include (i) “cashless” collars, (ii) forward contracts, (iii) equity swaps or (iv) other similar related transactions); (2) any transactions that suggest speculation in the Company’s Stock; or (3) any short sale, “sale against the box” or any equivalent transaction involving the Company’s stock.

Information Security Policy
Designed to ensure the safeguarding of all information in the Company’s possession in accordance with applicable law by establishing policies, practices, and procedures, and implementing technical, administrative, and physical measures, to protect it.

A copy of any of the policies set forth above may be requested from the Corporate Secretary, Shutterstock, Inc., 350 Fifth Avenue, 20th Floor, New York, New York 10118.
[1]
The Company currently is reviewing its Executive Compensation Clawback Policy in light of the NYSE’s proposed listing standards under Rule 10D-1 of the Securities Exchange Act of 1934, and if revisions to the current policy are necessary, will adopt a compliant policy within 60 days of the effective date of the NYSE’s listing standards.

Director Independence
Our Corporate Governance Guidelines state that a majority of the Board will consist of directors who meet the independence requirements of the NYSE listing standards, as well as the criterion related to contributions to tax-exempt organizations. A copy of our Corporate Governance Guidelines, which include our definitions for independence, can be found on our Investor Relations website at investor.shutterstock.com under the link for “Corporate Governance.” Our Board conducts an annual review to determine whether each of our directors qualifies as independent as defined in our Corporate Governance Guidelines and the NYSE listing standards applicable to board composition. The Board makes an affirmative determination regarding the independence of each director, based upon the recommendation of the Nominating and Corporate Governance Committee.
Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that Ms. Bigley, Ms. Bhasin, Mr. Evans and Mr. Upshaw, representing four of our six directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE.
Board Leadership Structure
Our Corporate Governance Guidelines are designed to promote the functioning of the Board and its committees. These Guidelines address Board composition, Board functions and responsibilities, qualifications, leadership structure, committees and meetings.
Our Corporate Governance Guidelines do not indicate a particular Board structure, and the Board is given the flexibility to select its Chairman and our Chief Executive Officer in the manner that it believes is in the best interests of our stockholders. Following a thorough review by the Nominating and Corporate Governance Committee and the independent members of the Board as well as a multi-year discussion on Chief Executive Officer succession planning, the Board determined in February 2020 to separate the positions of Chairman and Chief Executive Officer and to create the role of Executive Chairman. As a result of Mr. Oringer’s status as Founder and his role and responsibilities as Executive Chairman, Mr. Oringer is not considered to be an independent Chairman. Since October 2014, the Board has appointed Mr. Evans as our “Presiding Director” to preside over non-management and executive sessions of the Board.
Executive Chairman Roles and Responsibilities
In his role as Executive Chairman, Mr. Oringer focuses on the leadership of the Board, including ensuring that Board functions are effectively carried out and, where functions have been delegated to Committees of the Board, that the results are reported to the Board; ensuring that the interests of various stakeholders are considered by the Board; engaging with our Presiding Director to facilitate communication between management and the independent directors; providing input on the performance of the Chief Executive Officer and acting as primary spokesman for the Board.
Mr. Oringer also meets regularly with Mr. Hennessy, our Chief Executive Officer, to advise and counsel across a wide range of issues; participates in discussions on the Company’s long-term growth, including discussions on strategic planning and capital allocation; is available to the executive leadership team and other management to provide feedback and advise, where needed; and works with Mr. Hennessy and management to drive key business relationships and growth.
Board Role in Risk Oversight
Effective risk management is critical to our Company’s ability to achieve its strategy. The Board oversees management in exercising its responsibility for managing risk, considering our robust framework of policies, procedures, and processes to anticipate, identify, assess, prioritize, and mitigate risks across the Company. Responsibility for managing risk rests with executive management while the Board and its committees participate in oversight of the process. Specifically, the Board has responsibility for overseeing the strategic planning process, reviewing and monitoring management’s execution of the Company’s strategic and business plans, and selected risk areas. Each Board committee is responsible for oversight of specific risk areas relevant to their respective committee charter.
The oversight responsibility of the Board and its committees is informed by reports from our management team and our internal audit function that are designed to provide visibility to the Board about the identification and assessment of key risks and our risk mitigation strategies. Specifically, the Company has robust internal processes and an internal control environment that facilitate the identification and management of risks and regular communication with the Board and its committees. These include an enterprise risk management assessment, regular internal management Disclosure Committee meetings, a Code of Business Conduct and Ethics and a comprehensive internal and external audit process. The Board executes its oversight responsibility directly and through its committees, which regularly report back to the Board. Some examples of risks overseen by committees are:
•
The Audit Committee oversees the enterprise risk process that management implements and reviews and assesses the Company’s processes to manage financial reporting risk and to manage internal audit, internal control over financial reporting and disclosure controls and procedures, tax, investment, and other financial risks, as well as the Company’s financial position and financial activities. The Board has also delegated oversight of information technology and cybersecurity risks to the Audit Committee.

•	The Compensation Committee oversees compensation programs, policies and practices and their effect on risk-taking by management.
•
The Nominating and Corporate Governance Committee manages risk by overseeing the governance framework and structure as well as other corporate governance matters, including oversight of the annual board and committee assessment process, and is charged with developing and recommending to the Board corporate governance principles and policies and Board committee structure, leadership and membership.

Each committee reports regularly to the Board with respect to such committee’s particular risk oversight responsibilities.
Highlight on the Board Role’s in Oversight of Human Capital Management
The Board has long recognized that our employees are some of our most important assets and is engaged with management on ensuring that our Company is an employer of choice for the most talented employees in our industry. While the full Board discusses human capital management with regards to its role in overseeing our overall long-term strategy, our Compensation Committee has responsibility for overseeing human capital management. The Compensation Committee is tasked with overseeing specific initiatives on a regular basis, including, among other tasks:
•	Monitoring employee turnover;
•	Overseeing compensation philosophies and incentive plans across our workforce;
•	Monitoring our workforce planning;
•	Understanding our workforce demographics and diversity, equity and inclusion strategies and initiatives; and
•	Monitoring our corporate culture.
Highlight on the Board Role’s in Oversight of Cybersecurity and Data Privacy
The Board and the Audit Committee are each involved in oversight of the Company’s management of cybersecurity risk. Cybersecurity is vital to protecting proprietary and confidential information and the trust of our customers, contributors and employees. To more effectively prevent, detect and respond to information security threats, the Company has a dedicated Chief Information Security Officer whose team is responsible for leading enterprise-wide information security strategy, policy, standards, architecture and processes. The Audit Committee receives regular reports from the then-current Chief Information Security Officer and Chief Technology Officer, as applicable, on, among other things, the Company’s cyber risks and threats, the status of projects to strengthen the Company’s information security systems, assessments of the Company’s security program and the emerging threat landscape. The Audit Committee regularly briefs the full Board on these matters. The Board and its committees also discuss recent incidents throughout the industry and the emerging threat landscape.

Stockholder Communication with the Board
Stockholders and other interested parties may communicate directly with the Board, with any director, including our Presiding Director, or with the independent directors as a group or any other group of directors by writing to our Corporate Secretary at Shutterstock, Inc., Attn: Corporate Secretary, 350 Fifth Avenue, 20th Floor, New York, New York 10118, with a request to forward such communication to the intended recipient or recipients. Messages received with such a request will be forwarded to the appropriate director or directors. If the communication is addressed to the Presiding Director, the communication will be forwarded directly to the Presiding Director and will not be processed by the Corporate Secretary. If no particular director is named, letters will be forwarded, depending upon the subject matter, to the Chair of the Audit, Compensation, or Nominating and Corporate Governance Committee, as the Corporate Secretary deems appropriate or necessary.
Board Meetings
During 2022, the Board held eight meetings and additionally took action on one occasion by unanimous written consent. Each of our directors attended, in person or by telephone, at least 75% of the total number of meetings of both the Board of Directors and Board committees on which such director served during the period. Under our Corporate Governance Guidelines, each of our directors is strongly encouraged to make every effort to attend our annual meetings. All directors serving at the time of the 2022 Annual Meeting of Stockholders attended the meeting.
Executive Sessions
Executive sessions of our independent directors are generally held in connection with regularly scheduled Board meetings and are chaired by our Presiding Director. Our standing committees also generally meet in executive sessions at the end of each committee meeting.
Board Committees
In 2022, our Board had three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each of these committees operates under a written charter approved by the Board, copies of which are available on our website at investor.shutterstock.com. These committees currently comprise the following independent members:
Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Rachna Bhasin	☐	☐	☐
Deirdre Bigley			☐
Thomas R. Evans	☐	☐
Alfonse Upshaw
Committee Chairperson
Each of our standing committees has a written charter approved by the Board that establishes the committee’s roles and responsibilities. Copies of the charters for the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee can be found on our Investor Relations website at investor.shutterstock.com under the link for “Corporate Governance.” Please note that information on, or that can be accessed through, our website is not part of the proxy soliciting materials, is not deemed “filed” with the SEC and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, and, except for information filed by the Company under the cover of Schedule 14A, is not deemed to be proxy soliciting materials.

Audit Committee
The primary purpose of our Audit Committee is to assist the Board in its oversight of our corporate accounting and financial reporting process and internal controls over financial reporting. As more fully described in its charter, the Audit Committee’s responsibilities include:
•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	coordinating the Board’s oversight of our internal control over financial reporting, disclosure controls and procedures, and code of business conduct and ethics;
•	overseeing our internal audit function;
•	discussing our risk management policies;
•	establishing procedures for the receipt and retention of accounting-related complaints and concerns;
•	meeting independently with our senior internal audit executive, our independent registered public accounting firm, and management;
•	reviewing and approving or ratifying any related person transactions; and
•	preparing the audit committee report required by SEC rules.
Our Audit Committee currently consists of Mr. Upshaw, who serves as its chairman, Mr. Evans and Ms. Bhasin. The Audit Committee met eight times during 2022. The Board, in its business judgment, has determined that each director serving on the Audit Committee meets the independence criteria prescribed by the Exchange Act and SEC rules and regulations and meets the NYSE’s financial literacy requirements for audit committee members. The Board has also determined that Mr. Upshaw qualifies as an audit committee financial expert within the meaning of SEC rules.
Compensation Committee
The primary purpose of our Compensation Committee is to assist the Board in overseeing our compensation program. As more fully described in its charter, the Compensation Committee’s responsibilities include:
•	reviewing and approving our general compensation strategy;
•
establishing annual and long-term performance goals for our Chief Executive Officer, and evaluating the performance of our Chief Executive Officer in light of those goals and objectives and determining and approving or recommending for approval the compensation of our Chief Executive Officer based on such evaluations;

•	reviewing and approving, in consultation with our Chief Executive Officer, the compensation of our executive officers;
•	administering our stock plans and any equity compensation arrangements that may be adopted by us from time to time;
•	reviewing compensation levels for directors for service on our Board and its committees and recommendation changes in such compensation; and

•
reviewing and discussing with management the annual Compensation Discussion and Analysis (“CD&A”) disclosure and related tabular presentations for our named executive officers and, based on this review and discussions, making a recommendation to include the CD&A disclosure in the Company’s annual public filings.

The engagement of any compensation consultants, legal counsel or other advisors rests exclusively with our Compensation Committee, which has sole authority to retain and terminate any compensation consultant, counsel or other advisor that it uses. See also “Director Compensation” for a discussion of the role of our compensation consultant.
Our Compensation Committee currently consists of Ms. Bigley, who serves as its chairperson, Ms. Bhasin and Mr. Evans. The Compensation Committee met seven times during 2022. The Board, in its business judgment, has determined that each director serving on the Compensation Committee meets the independence requirements prescribed by the NYSE and is a “non-employee director” for purposes of the Exchange Act and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.
For additional information regarding determination of our directors’ and executive officers’ compensation, please refer to the discussion set forth under “Non-Employee Director Compensation Policy” and “Setting Our Compensation.”
Nominating and Corporate Governance Committee
The primary purposes of our Nominating and Corporate Governance Committee are to assist our Board in identifying individuals qualified to become members of our Board, to oversee the evaluation of our Board and management and to review and update our corporate governance principles. As more fully described in its charter, the Nominating and Corporate Governance Committee’s responsibilities include:
•	developing and recommending a set of corporate governance principles to our Board;
•	evaluating the composition, size, organization and governance of our Board and its committees;
•	reviewing and recommending to our Board director independence determinations with respect to continuing and prospective directors;
•	identifying, evaluating and recommending candidates for election to our Board in the class subject to election; including nominees recommended by our stockholders; and
•	overseeing our Board and Board committee’s performance and self-evaluation process.
Our Nominating and Corporate Governance Committee currently consists of Mr. Evans, who serves as its chairperson, Ms. Bhasin and Ms. Bigley. The Nominating and Corporate Governance Committee met one time during 2022. The Board, in its business judgment, has determined that each director serving on the Nominating and Corporate Governance Committee meets the independence requirements prescribed by the NYSE.

PROPOSAL ONE: ELECTION OF DIRECTORS
The Board is divided into three classes. Directors are elected by class, for three-year terms. The Nominating and Corporate Governance Committee recommended, and the Board has nominated, the two Class II directors, Dierdre Bigley and Alfonse Upshaw, as nominees for election as members of our Board at the 2023 Annual Meeting.
Ms. Bigley and Mr. Upshaw have each agreed to serve as a director of the Company if elected. The term of office of a director elected at this 2023 Annual Meeting will continue until the Annual Meeting of Stockholders held in 2026 or until such director’s successor has been duly elected and qualified, or until such director’s earlier resignation or removal.
Unless otherwise instructed, the persons appointed in the accompanying form of proxy will vote the proxies received by them for these nominees, who are all presently directors of the Company. In the event that any nominee becomes unavailable or unwilling to serve as a member of our Board, the proxy holders will vote in their discretion for a substitute nominee, or if a substitute nominee cannot be identified, the Board may reduce the size of the Board.
The table below summarizes the key qualifications, skills or attributes of each director nominee standing for election at the 2023 Annual Meeting, which we believe qualify the director to serve on our Board. For additional information regarding our Board members, including our director nominees standing for election at the 2023 Annual Meeting, please refer to the biographies set forth under “Directors and Executive Officers.”
Director	Qualifications
Dierdre Bigley
Extensive experience working at multinational corporations with teams across a range of products and significant business and operational experience, particularly as a senior marketing executive at media and technology companies.

Alfonse Upshaw
Extensive accounting, finance and corporate governance experience, including holding roles as chief accounting officer and regional chief financial officer of the largest integrated healthcare company in the United States, as well as qualification to serve as a financial expert.

A plurality of the votes cast in the election of directors is required to elect a nominee to our Board. The Board has adopted a director resignation policy, pursuant to which any nominee for director who, in an uncontested election, has more votes “WITHHELD” than “FOR” his or her election is expected to promptly tender his or her resignation for consideration by the Nominating and Corporate Governance Committee and subsequently by the Board. Our director resignation policy is incorporated into our Corporate Governance Guidelines, a copy of which can be found through the “Corporate Governance” link on our Investor Relations page at investor.shutterstock.com.
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE.

The key qualifications, skills or attributes of the members of the Board whose terms or directorships do not expire at the 2023 Annual Meeting are set forth below.
Director	Qualifications
Jonathan Oringer (term expiring at 2025 Annual Meeting)	Extensive experience in the commercial digital imagery industry, experience with entrepreneurial and technology companies and extensive knowledge of the Company as its founder.
Rachna Bhasin (term expiring at 2025 Annual Meeting)
Extensive senior leadership experience in the technology and media industries, specifically driving corporate and business development initiatives and significant technical expertise and experience in innovation. Valuable insight into evaluation and execution of strategic, business and operational initiatives.

Thomas R. Evans (term expiring at 2024 Annual Meeting)
Breadth of business experience, particularly as a senior executive in internet and media industries, and service on the board of directors of public companies; valuable insight into operational strategy and execution.

Paul J. Hennessy (term expiring at 2024 Annual Meeting)
Extensive global marketing and management experience as well as domestic and international start-up experience, particularly as a senior executive with online marketing experience in the internet and travel industries.

DIRECTOR COMPENSATION
The Compensation Committee reviews director compensation periodically and recommends changes to the Board, when it deems appropriate, taking into account various factors, including the responsibilities of directors generally and the responsibilities of committee chairs, and the Company’s performance. The Board reviews the recommendations of the Compensation Committee and determines the form and amount of director compensation. Directors who also serve as employees of the Company do not receive payment for services as a director.
The overall goal of our director compensation program is to provide compensation for our non-employee directors in a manner that enables us to attract and retain outstanding director candidates and reflects the substantial time commitment necessary to oversee the Company’s affairs. Our director compensation program is also intended to align the interests of our directors and our stockholders, and we have chosen to do so by compensating our non-employee directors with a mix of cash and equity-based compensation.
Cash Compensation: Each of our non-employee directors receives an annual fee of $50,000. In addition, the chairperson and members of our Audit, Compensation, and Nominating and Corporate Governance Committees are entitled to receive annual retainer fees payable quarterly in arrears (and prorated in the event of service less than an entire quarter) as follows:
Role	Annual Retainer- Chairperson ($)	Annual Retainer- Other Members ($)
Audit Committee	20,000	10,000
Compensation Committee	10,000	5,000
Nominating and Corporate Governance Committee	2,500	2,500
In addition to the annual cash retainer, the independent director who serves as the Lead Independent Director or Presiding Director, as applicable, shall be entitled to an additional annual cash retainer in the amount of $10,000.
We also reimburse our non-employee directors for reasonable travel expenses and other out-of-pocket costs incurred in connection with attending Board and committee meetings.
Equity Compensation: Each non-employee director receives a restricted stock unit (“RSU”) award with a cash value equal to $150,000 annually upon election and annually thereafter, with the grant date of such annual award to be the date of our annual meeting of stockholders. These RSUs vest on the earlier of (i) the one-year anniversary of the date of grant and (ii) the date immediately preceding the date of our next annual meeting of stockholders, subject in each case to the non-employee director’s continued service to the Company through the vesting date. If a non-employee director is appointed to the Board at any point other than at the annual meeting of stockholders, the initial director grant is prorated.
The number of RSUs subject to the grant is determined by dividing the cash value of the award by the average of our closing price for a share of our Common Stock during the 30 trading-day period ending on the date immediately prior to the grant date, rounded down to the nearest whole number of shares. These RSU grants are issued pursuant to and are subject to the terms and conditions of our 2022 Omnibus Equity Incentive Plan (the “2022 Plan”) and the terms of the RSU agreements entered into between each non-employee director and the Company. Furthermore, pursuant to our director compensation policy, the RSUs would fully vest upon a change in control of the Company.
The Company also provides our non-employee directors the option to elect to defer the settlement of the vested shares subject to their RSU grants to be issued on the earliest of a fixed date in the future or the date of the non-employee director’s separation from service, and the date of a change in control of the Company.
Our 2022 Plan limits the maximum aggregate value of awards granted under the 2022 Plan (based on their grant date fair value for financial reporting purposes) and cash payable to any individual non-employee director in any fiscal year to $750,000, subject to extraordinary circumstances, at the recommendation of the Board. The Board believes this is a meaningful limit on total director compensation and, as set forth in our Director Compensation Table below and described above, the actual amounts paid to our non-employee directors are lower than the limit.

Director Compensation Table
The following table provides information on the amount of compensation received by our non-employee directors for the year ended December 31, 2022. Information regarding the compensation of Mr. Oringer and Mr. Hennessy is set forth in the Summary Compensation Table included elsewhere in this proxy statement.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Deirdre Bigley(3)	62,500	137,284	199,784
Thomas R. Evans(4)	77,500	137,284	214,784
Rachna Bhasin(5)(6)	57,500	137,284	194,784
Alfonse Upshaw(7)	70,000	137,284	207,284
(1)	Represents all fees earned or paid in cash for services as a director for the fiscal year ended December 31, 2022, including annual retainer fees, committee chair and membership fees, as applicable.
(2)
Amounts represent the aggregate grant date fair value of stock awards computed in accordance with Financial Accounting Board Accounting Standards Codification Topic 718, “Compensation - Stock Compensation.” Stock awards reflect a grant of RSUs with a value of approximately $150,000 on the date of the 2022 Annual Meeting of Stockholders, with the number of shares determined by dividing $150,000 by the average of our closing price for a share of our Common Stock during the 30 trading-day period ending on the date immediately prior to the grant date, rounded down to the nearest whole number of shares. Grant date fair value was calculated using the closing price on the grant date of $60.88 per share, which was the closing price of our Common Stock on June 2, 2022.

(3)	As of December 31, 2022, Ms. Bigley had 2,255 unvested RSUs.
(4)	As of December 31, 2022, Mr. Evans had 2,255 unvested RSUs and 21,066 vested RSUs, the settlement of which has been deferred.
(5)	As of December 31, 2022, Ms. Bhasin had 2,255 unvested RSUs and 7,601 vested RSUs, the settlement of which has been deferred.
(6)	Fees are paid to EQ Partners, LLC.
(7)	As of December 31, 2022, Mr. Upshaw had had 2,255 unvested RSUs and 2,983 vested RSUs, the settlement of which has been deferred.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information, as of April 10, 2023 or as of the dates referenced below, regarding the beneficial ownership of our Common Stock by:
•	each person known to us to own beneficially more than 5% of the outstanding shares of any class of our voting securities;
•	each of our directors;
•	each of our named executive officers; and
•	all of our directors and current executive officers as a group.
We computed the number of shares beneficially owned and the percentage of Common Stock represented by that ownership based on the SEC’s rules. Accordingly, ownership reflects shares over which a person has voting or investment power and includes shares that a person has the right to acquire by June 9, 2023 in connection with stock options or vesting of RSUs (not taking into account the withholding of shares of Common Stock to cover applicable taxes). Unless otherwise noted below, the address of each beneficial owner listed in the table below is c/o Shutterstock, Inc., 350 Fifth Avenue, 20th Floor, New York, New York 10118. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock that they beneficially own.
	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
Named Executive Officers and Directors:
Jonathan Oringer	11,446,430	31.8%
Paul J. Hennessy	46,983	*
Jarrod Yahes(1)	56,578	*
Stan Pavlovsky(2)	123,510	*
Peter Silvio(3)	25,116	*
Deirdre Bigley(4)	11,783	*
Rachna Bhasin(5)	19,161	*
Thomas R. Evans(6)	46,131	*
Alfonse Upshaw(7)	6,517	*
All executive officers and directors as a group (8 persons)(8)	11,633,583	32.3%
Other 5% Stockholders:
Blackrock, Inc.(9)	4,026,472	11.2%
The Vanguard Group(10)	3,010,586	8.4%
*	Represents beneficial ownership of less than 1%.
(1)	Consists of 21,053 shares of Common Stock and 35,525 shares issuable upon exercise of outstanding options exercisable at or within 60 days of April 10, 2023.
(2)	Mr. Pavlovsky resigned as Chief Executive Officer effective May 3, 2022. His information comes from his final Form 4 filing on April 6, 2022.
(3)	Mr. Silvio resigned as Chief Technology Officer effective September 1, 2022. His information comes from his final Form 4 filing on June 3, 2022.
(4)	Consists of 9,528 shares of Common Stock and 2,255 shares issuable upon the vesting of RSUs at or within 60 days of April 10, 2023.
(5)	Consists of 9,305 shares of Common Stock and 2,255 shares issuable upon the vesting of RSUs at or within 60 days of April 10, 2023.
(6)	Consists of 22,810 shares of Common Stock and 2,255 shares issuable upon the vesting of RSUs at or within 60 days of April 10, 2023.
(7)	Consists of 1,279 shares of Common Stock and 2,255 shares issuable upon the vesting of RSUs at or within 60 days of April 10, 2023.
(8)
Includes 35,525 shares issuable upon exercise of outstanding options exercisable at or within 60 days of April 10, 2023 and 9,020 shares issuable upon the vesting of RSUs at or within 60 days of April 10, 2023.

(9)
This information is based solely on a Schedule 13G/A filed by Blackrock, Inc. (“Blackrock”) with the SEC on January 23, 2023, which reported ownership as of December 31, 2022. Of the 4,026,472 shares of our Common Stock deemed beneficially owned, Blackrock reported sole voting power as to 3,970,472 shares, shared voting power as to 0 shares and sole dispositive power as to all shares beneficially owned. The address of Blackrock is 55 East 52nd Street New York, New York 10055.

(10)
This information is based solely on a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC on February 9, 2023, which reported ownership as of December 30, 2022. Of the 3,010,586 shares of our Common Stock deemed beneficially owned, Vanguard reported sole voting power as to 0 shares, shared voting power as to 40,032 shares, sole dispositive power as to 2,945,263 shares and shared dispositive power as to 65,323 shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

Delinquent Section 16(a) Reports
Under U.S. securities laws, directors, certain executive officers and persons holding more than 10% of our Common Stock must report their initial ownership of our Common Stock and any changes in that ownership to the SEC. The SEC has designated specific due dates for these reports and we must identify in this proxy statement those persons who did not file these reports when due. We believe that during 2022, our directors, executive officers and 10% stockholders complied with the Section 16(a) filing requirements, with the exception of Form 4s for Jonathan Oringer, Jarrod Yahes, Steven Ciardiello, Stan Pavlovsky and Peter Silvio each filed April 6, 2022 due to a delay in receiving the necessary notification from the broker. In making these statements, we have relied upon the examination of copies of Forms 3, 4 and 5, and amendments to these forms, provided to us and the written representations of our directors, executive officers and 10% stockholders.

PROPOSAL TWO:
ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
As required pursuant to Section 14A of the Exchange Act, the Board is asking you to approve, on an advisory basis, the executive compensation programs and policies and the resulting compensation of the named executive officers (“NEOs”) listed in the 2023 Summary Compensation Table as described in this proxy statement.
Because the vote is advisory, the result will not be binding on the Compensation Committee or the Company and it will not affect, limit or augment any existing compensation or awards. The Compensation Committee will, however, take into account the outcome of the vote when considering future compensation arrangements.
The affirmative “FOR” vote of a majority of the shares present and entitled to vote at the 2023 Annual Meeting, either represented by proxy or by attending the meeting, is required to approve, on an advisory basis, the compensation of our NEOs.
We believe you should read the Compensation Discussion and Analysis, compensation tables and accompanying narrative information and also consider the factors below in determining whether to approve this proposal.
We have determined to include a stockholder vote on the compensation of named executive officers (commonly known as a “say on pay” vote) in our proxy statement annually until the next required vote on the frequency of say on pay votes. The next say on pay vote accordingly will be held at the 2024 Annual Meeting of Stockholders.
Key Features of our Executive Compensation Program
The discretionary structure of our compensation program allows our Board and our Compensation Committee to determine pay based on a comprehensive view of the quantitative and qualitative factors they believe best reflect the results that will produce long-term business success. The Board and the Compensation Committee maintain a strong correlation between our financial results and Company objectives and NEO compensation actually awarded.
We designed our compensation programs for NEOs to attract, motivate and retain the key executives who drive our success. Pay that reflects performance and alignment of that pay with the interests of our stockholders are the key principles that underlie our compensation program and decisions. In that regard, we:
•
weight compensation towards driving achievement of our long-term strategic and financial objectives and aligning our executive officers’ interest with the long-term interests of our stockholders by providing meaningful variable and equity-based compensation, including performance-based equity compensation;

•	pay base salaries to our senior executives that are competitive based on our review of market data;
•	consider peer group competitive pay and practices and comparative data derived from market research in establishing compensation;
•	strive to enhance retention by conditioning a significant percentage of total compensation on multi-year vesting and performance-based vesting; and
•	do not include “golden parachute” excise tax gross-ups.
Although the vote in this Proposal 2 is non-binding, the Board and the Compensation Committee value the opinions of the stockholders and will review the voting results and consider the outcome of the say-on-pay vote and stockholder concerns, along with other relevant factors, when making future compensation design decisions.

In accordance with the wishes of our stockholders based on a vote in 2022 regarding the frequency of say-on-pay proposals, we currently hold our say-on-pay vote every year. Accordingly, we are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement by voting “FOR” the following resolution at the 2023 Annual Meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K in this proxy statement, including in the “Compensation Discussion and Analysis,” the compensation tables and the narrative discussion, is hereby approved.”
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS RESOLUTION.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes our executive compensation program and the decisions made in 2022 as they pertain to each individual who served as our Chief Executive Officer (CEO), our Chief Financial Officer (CFO), and our other executive officers during our fiscal year ended December 31, 2022, as well as certain former executive officers who served in their role in 2022. Throughout this document, these executives are collectively referred to as our “NEOs” or our “named executive officers.” During fiscal year 2022, our named executive officers were:
Jonathan Oringer	Founder, Executive Chairman of the Board(1)
Paul Hennessy	Chief Executive Officer(2)
Stan Pavlovsky	Former Chief Executive Officer(3)
Jarrod Yahes	Chief Financial Officer
Peter Silvio	Former Chief Technology Officer(4)
(1)
Mr. Oringer has served as our Executive Chairman since April 2020. From May 3, 2022 to July 1, 2022, Mr. Oringer also served as our interim Chief Executive Officer. Prior to assuming the role of Executive Chairman in April 2020, Mr. Oringer served as Chief Executive Officer since founding the Company in 2003.

(2)	Mr. Hennessy was appointed our Chief Executive Officer effective July 1, 2022.
(3)	Mr. Pavlovsky resigned as our Chief Executive Officer effective May 3, 2022.
(4)	Mr. Silvio resigned as our Chief Technology Officer effective May 31, 2022.
This Compensation Discussion and Analysis is organized into four sections:
•	Section 1 - Executive Summary
•	Section 2 - Establishing and Evaluating Executive Compensation
•	Section 3 - Elements of 2022 Compensation
•	Section 4 - Other Compensation Information
Section 1 - Executive Summary
We are a leading global creative platform offering full-service solutions, high-quality content, and creative workflow solutions for brands, businesses and media companies.
Our long-term success depends, in part, on our ability to attract, engage, motivate and retain highly talented individuals who are committed to our vision, strategy and values. One of the key objectives of our executive compensation program is to maintain a strong alignment between corporate performance and executive compensation by tying incentive compensation to the achievement of performance metrics that we believe increase the Company’s long-term value and align our executives’ interests with the interests of our stockholders.
2022 Business Highlights(1)
Over 2.3 million active, paying customers contributed to our revenue in 2022. As of the end of fiscal 2022, more than 2.3 million approved contributors made their images, footage and music tracks available in our collection, which has grown to more than 600 million images and more than 45 million footage clips as of December 31, 2022. This makes our collection of content one of the largest of its kind, and we delivered 173.3 million paid downloads to our customers across all of our brands during fiscal 2022.
Over the course of fiscal 2022, we invested aggressively in product development and launched our Creative Flow Applications Suite which consists of our workflow applications that connect our content library with a powerful editing and design platform, easy-to-use collaboration tools, and artificial intelligence powered insights. We intend to continue to invest in these areas, to the extent that we can improve the customer experience and increase the efficiency with which we deploy new products and features.

The highlights of our 2022 performance versus 2021 performance(1) include:
•	Revenue increased 7% to $ 827.8 million(2)
•	Income from operations decreased 13% to $93.6 million
•	Net income decreased 17% to $76.1 million
•	Adjusted EBITDA increased 13% to $218.1 million(3)
•	Operating cash flows decreased 27% to $158.5 million
•	Free cash flow decreased 45% to $98.3 million(3)
(1)
For additional information regarding our financial results, please see our 2022 Annual Report, including “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.” For a description of our key metrics, including number of subscribers, subscriber revenue, average revenue per customer, paid downloads, revenue per download and content in our collection, see “Key Operating Metrics” within “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2022 Annual Report.

(2)
On a constant currency basis, revenue increased 11%. For a discussion regarding, and reconciliation of, our non-GAAP to GAAP financial measures, please see Annex A. (“GAAP” means accounting principles generally accepted in the United States.)

(3)	For a discussion regarding, and reconciliation of, our non-GAAP to GAAP financial measures, please see Annex A.
Compensation Governance Highlights
We maintain the following corporate governance practices and policies that our Board believes help to advance our compensation goals, including:
What we do	What we don’t do
Maintain a completely independent Compensation Committee that establishes our compensation practices	Encourage unreasonable risk taking
Design executive compensation program to align pay with performance, including certain long-term equity awards with vesting tied to performance achievement	No excessive change in control or severance payments
Award a vast majority of pay as variable, performance-aligned opportunity and not fixed compensation	No repricing underwater stock options or grants without seeking stockholder approval
Use an independent compensation consultant	No excise tax gross-ups upon change in control termination benefits
Provide for “double-trigger” equity acceleration for our executive officers upon change in control	No defined benefit retirement plans, or supplemental retirement plans, for our executive officers
Maintain a clawback policy	No hedging or pledging of our equity securities by directors or employees, including our executive officers
Section 2 - Establishing and Evaluating Executive Compensation
Executive Compensation Philosophy & Objectives
Our philosophy with regard to the compensation of our named executive officers, is to attract and retain high performers, and motivate them to pursue our corporate and business objectives that are intended to create long-term value for our stockholders. We strive to provide compensation packages that are competitive, reward achievement of our business objectives, and align executive and stockholder interests through equity ownership.
Our executive compensation program is designed to:
•	attract, motivate and retain high-performing executives;

•
provide compensation that is competitive with the market and tailored to account for the specific needs and responsibilities of the particular position, as well as the performance and unique qualifications of the individual executive;

•	ensure actual payouts are aligned with financial performance and strategic business goals that enhance stockholder value;
•	ensure a substantial portion of each executive’s total compensation is “at-risk” and varies based on Company and individual performance; and
•	align the executive compensation program with both short-term and long-term stockholder interests.
As our needs evolve, we will reevaluate our philosophy and compensation programs from time to time as circumstances require.
Advisory Vote on Executive Compensation
Since 2015, we have conducted an annual advisory vote to approve the compensation of our named executive officers. While this vote is not binding on us, the Board, or the Compensation Committee, we believe that it is important for our stockholders to have an opportunity to vote on this proposal on an annual basis as a means to express their views regarding our executive compensation philosophy, our compensation policies and programs, and our decisions regarding executive compensation, all as disclosed in this proxy statement. To the extent there is any significant vote against the compensation of our named executive officers, we will consider our stockholders’ concerns and the Compensation Committee will evaluate what actions may be necessary to address those concerns.
At our 2022 Annual Meeting, approximately 92.3% of the votes cast by stockholders on the advisory vote on executive compensation were in favor of the compensation of our named executive officers. The Board and Compensation Committee reviewed these final vote results and determined that, given the significant level of support of our approach to compensation by our stockholders, stockholders were not demanding significant changes to our executive compensation policies.
Setting our Compensation
Our Compensation Committee is responsible for overseeing all aspects of our executive compensation programs, including executive salaries, annual cash incentive payouts, the size and structure of equity awards and any severance or change in control benefits. In carrying out its responsibilities, the Compensation Committee reviews, evaluates and approves the compensation arrangements, plans, policies, and practices for our executive officers. When discharging its responsibilities, the Compensation Committee relies on input from our management and our independent compensation consultant, whose roles are discussed below. Mr. Oringer, our Executive Chairman, also assists the Compensation Committee in determining our CEO’s compensation. Our management provides our Compensation Committee with its perspectives on certain aspects of our NEOs’ compensation, including the metrics and targets used in our performance-based compensation elements and the companies that constitute our compensation peers. Additionally, for each NEO except for himself, our CEO provides his review of the NEO’s individual performance to the committee and recommends an amount of compensation for the NEO, informed by that NEO’s individual performance and data regarding market levels of compensation for that NEO’s role and scope of responsibility. Our CEO and Executive Chairman do not participate in the Compensation Committee’s deliberations on their own compensation.
Potential changes to our executive officers’ compensation, such as increases in salary and annual incentive opportunities, are considered by the Compensation Committee annually. Any changes are typically set by the Compensation Committee at a meeting early in the calendar year after the Board has reviewed the Company’s performance for the past year and prospects for the year ahead, although individual executive performance is evaluated on an ongoing basis and, accordingly compensation decisions may be made throughout the year.
In connection with determining compensation, our Compensation Committee has retained the services of Pearl Meyer as its independent compensation consultant to provide advice and recommendations on the amount and form of executive compensation. Pearl Meyer was selected by and reports to the Compensation Committee and did not provide any other services to the Company. Our Compensation Committee periodically has sought input from Pearl Meyer on a range of external market factors, including evolving compensation trends, appropriate peer companies and market survey data. Pearl Meyer has also provided general observations on the Company’s compensation programs, including the compensation of our Executive Chairman and the design of our PSUs, each as described below.
Our Compensation Committee considered and assessed all factors relevant to Pearl Meyer’s independence, including factors specified in NYSE listing standards and Rule 10C-1(b) of the Exchange Act, as well as certain other factors that could give rise to a potential conflict of interest with respect to the work of Pearl Meyer. Based on this assessment, our Compensation Committee confirmed that no conflicts of interest were raised by the work performed by Pearl Meyer.
Our Compensation Committee also administers our cash-based and equity-based compensation plans and reviews our executive compensation program from time to time, including such compensation plans, to determine whether they are appropriate, properly coordinated, and achieving their intended purposes, and to make any modifications to existing plans and arrangements or to adopt new plans or arrangements.
Use of Comparative Market Data
We aim to compensate our executive officers at levels that are commensurate with competitive levels of compensation for executives in similar positions at peer companies, with whom we compete to hire and retain executive talent, although we do not attempt to link any single element of compensation to specific peer company percentiles or ratios. Market data is just one of a variety of factors considered in determining base salary, bonus targets, long-term equity awards and total compensation levels. The Compensation Committee and management believe that over-reliance on benchmarking can result in compensation that is unrelated to the value delivered by the executive officers because compensation benchmarking does not take the specific performance of the executive officers, or the performance of the Company, into account.
The Compensation Committee periodically reviews the composition of our peer group used in making compensation decisions to determine whether any changes are appropriate. In January 2022, the Compensation Committee, in consultation with Pearl Meyer, reviewed and approved the composition of our peer group consisting of technology and software services companies that are similar to us in industry code, revenue, market capitalization and sales growth. Our peer group, which was used in making compensation decisions for fiscal year 2022, includes the following companies:
Anaplan, Inc.	Envestnet, Inc.	Paycom Software, Inc.	Stitch Fix, Inc.
Avalara, Inc.	Etsy, Inc.	Pinterest, Inc.	TrueCar, Inc.
Box, Inc.	Magnite, Inc.	QuinStreet, Inc.	Yelp Inc.
Dropbox, Inc.	New Relic, Inc.	Quotient Technology, Inc.	Zendesk, Inc.
Executive Team Changes in 2022
In fiscal 2022, we undertook several changes to our executive team, including our appointment of Mr. Hennessy as the Company’s CEO, effective July 2022. In connection with this appointment, we entered into an employment agreement with Mr. Hennessy providing for, among other items, equity awards in the form of RSUs and PSUs intended to align his compensation with our performance and long-term stockholder value, as more fully described below. Mr. Hennessy’s appointment followed the May 2022 resignation of our former CEO, Stan Pavlovsky, and the appointment of Mr. Oringer, our Executive Chairman, to the role of interim CEO from May 2022 to July 2022. In addition to the CEO role, we also underwent other executive team changes, with Mr. Silvio resigning as our Chief Technology Officer effective May 31, 2022 and, in January 2023, Mr. Caine being appointed as our Global Head of e-Commerce.
Executive Chairman Compensation
Mr. Oringer, our founder, has served as our Executive Chairman since April 2020 and previously served as our interim CEO for several months during fiscal 2022 and as our CEO for 17 years from the time he founded the Company in 2003 until 2020. In developing compensation recommendations for Mr. Oringer, our Compensation Committee, in its business judgment, has sought to appropriately reward Mr. Oringer’s previous and current contributions, including for his service as our interim CEO during fiscal 2022, his critical contributions to the Company’s ongoing success and the success of our brand and to create incentives for Mr. Oringer to continue to contribute significantly to successful results in the future.

Cash Compensation
Since April 2014, Mr. Oringer’s annual base salary has been $1.00 (one dollar) and Mr. Oringer has remained ineligible to receive an annual cash bonus. In providing for a $1.00 (one dollar) salary, the Compensation Committee determined to instead tie Mr. Oringer’s compensation almost entirely to the Company’s long-term business objectives and long-term stock price performance, as further described below.
Equity Compensation
The Compensation Committee recognizes that one of the Company’s key compensation philosophies is that long-term stock-based incentive compensation strengthens the alignment of the interests of our executive officers with our stockholders, including for our Executive Chairman.
On April 24, 2014, the Compensation Committee approved an equity grant to Mr. Oringer consisting of:
•	a grant of 500,000 stock options, with an exercise price of $80.94 per share (the “Option-Grant”); and
•	a grant of 100,000 shares of restricted stock units (the “RSU Grant”).
Both the Option Grant and the RSU Grant have the following provisions: neither award will vest (and in the case of the Option Grant, become exercisable) unless the average 90-day closing price of the Company’s common stock equals or exceeds $161.88 for any 90 consecutive calendar days during the period commencing on the fifth anniversary of the date of grant and ending on the tenth anniversary of the date of grant, subject to Mr. Oringer’s continuous employment through the vesting date. If the Company is unable to meet the stock price targets during years six through ten of the term of the grant, the grants will be forfeited by Mr. Oringer. The price at which both the Option Grant and the RSU Grant vest is equal to $161.88, which is equal to two times the average closing price for the Company’s common stock over the 90 calendar days preceding the grant date.
Given that substantially all of Mr. Oringer’s compensation is derived from the equity grants made to him, and a large portion of those grants constitute at-risk compensation that may not be realized, in each of April 2020 and 2021 and February 2022, the Compensation Committee approved an award of performance stock units (“PSUs”) with a grant-date value of $4,500,000, $5,000,000 and $5,500,000, respectively, for him, which in each case vests based on achievement of revenue growth and adjusted EBITDA margin measures. The number of PSUs subject to each grant was determined by dividing (x) the cash value of the award by (y) the average of the Company’s closing price for a share of Common Stock on each trading day during the 30 trading days period ending on the date immediately prior to the applicable grant date, rounded down to the nearest whole number of shares. This number serves as the “target” number of shares that can actually be earned under the terms of the award.
Section 3 - Elements of 2022 Compensation
The principal elements of our executive compensation program are set forth in the following table and described in more detail below.
Compensation Element	Characteristics	Objectives
Base Salary	Annual fixed cash compensation	Provide a fixed level of cash compensation to attract, retain and reward talented and skilled executive talent that is competitive for executive talent specific to our industry.
Annual Bonuses	Annual variable, performance-based cash compensation determined by achievement of pre-established annual corporate goals and individual performance	Motivate and reward the achievement of annual financial and other operating objectives and individual performance to drive stockholder value over time.

Compensation Element	Characteristics	Objectives
Long-Term Incentive Compensation
Variable equity compensation in three forms: (a) stock options, (b) restricted stock units, both of which vest in annual installments over a period of years (three years for awards granted in 2022); and/or (c) performance stock units, which vest based on achievement of company financial goals
Align an executive’s interest with that of stockholders and motivate and reward profitable growth and increases in stock price over time. Aid in attraction and retention of executive talent.
Other Compensation
Indirect compensation elements consisting of programs such as medical, dental and vision insurance, a 401(k) plan, life and disability insurance, flexible spending accounts and other plans and programs made available to eligible employees
Provide benefits that promote employee health and welfare, wellness and retirement income and learning and development opportunities, which assists in attracting and retaining our executive officers.
We arrive at total compensation levels by determining appropriate levels for each element. The relative weight of each element is determined by the Compensation Committee based on its assessment of the effectiveness of each element in supporting our short-term and long-term strategic objectives.
In determining compensation for our NEOs, our Compensation Committee, with recommendations from our management, considers many variables, including each executive’s respective experience. While not formulaic or exhaustive, the variables considered in the past include:
•	the experience, knowledge, and performance of the executive officer in question;
•	the competitive market for similar executive talent;
•	how critical the retention of any particular executive is to achieving the Company’s strategic goals;
•	the performance of the Company against internal performance targets;
•	how well an executive works across business teams to promote overall corporate goals;
•	future potential contributions of the executive; and
•	pre-existing employment agreements between the Company and an executive officer.
Based on this analysis, the Compensation Committee makes determinations as to each element of the compensation package, weighing each component in its discretion based on the facts and circumstances surrounding each NEO’s employment agreement or annual review.
We believe that our compensation mix supports our objective of focusing on at-risk compensation having significant financial upside based on company and individual performance. We expect to continue to emphasize equity awards because of the direct link that equity compensation provides between stockholder interests and the interests of our executive officers, thereby motivating our executive officers to focus on increasing our value over the long-term.
Base Salary
We provide a base salary to our NEOs, other than Mr. Oringer, to compensate them in cash at a fixed amount for services rendered on a day-to-day basis during the year. We strive to set base salaries at levels that are competitive based on our review of market data. The base salaries of all NEOs are reviewed annually and adjusted from time to time to reflect individual roles and performance as well as market conditions.
In February 2022, the Compensation Committee reviewed and decided to maintain the base salary for named executive officers at their then-current base salary levels. In May 2022, the Board of Directors appointed Paul Hennessy as Chief Executive Officer (effective July 1, 2022) with a base salary of $700,000 per annum in accordance with the terms of his employment agreement.

The table below sets forth the base salaries for our named executive officers during fiscal year 2022.
Named Executive Officer	Fiscal 2022 Base Salary
Jonathan Oringer	$1
Paul Hennessy(1)	$700,000
Stan Pavlovsky(1)	$700,000
Jarrod Yahes	$550,000
Peter Silvio(1)	$400,000
(1)
As reflected in the Salary column of the Summary Compensation Table, Messrs. Hennessy, Pavlovsky and Silvio received a prorated portion of this base salary reflecting their term of service during fiscal 2022.

Cash Incentives
In general, annual cash bonuses for our NEOs, other than Mr. Oringer, and other key employees are determined by our Compensation Committee on an annual basis. The annual cash incentive is an “at risk” bonus compensation program designed to foster a performance-oriented culture, where individual performance is aligned with the Company’s financial and business objectives.
The Compensation Committee set the target incentive compensation for fiscal 2022 for each of our NEOs, other than Mr. Oringer, as a percentage of the NEO’s base salary at the end of 2022 and is set forth below:
Executive Officer	% of Base Salary Fiscal 2022	Target Incentive Compensation
Paul Hennessy(1)	100%	$700,000
Stan Pavlovsky	100%	$700,000
Jarrod Yahes	80%	$440,000
Peter Silvio	60%	$240,000
(1)
In accordance with the terms of his employment agreement, upon his appointment as Chief Executive Officer in May 2022, Mr. Hennessy was eligible to earn an annual cash incentive bonus with an initial target amount equal to 100% of his annual base salary.

Performance Goals
Our annual cash incentive is designed to reward our executive officers based on achievement of pre-established Company performance goals and the individual contribution of each executive to that performance. Specifically, in 2022, the Company performance metrics were based on achievement of (i) revenue and (ii) adjusted EBITDA, with a relative weighting of 50% and 50%. In addition, the Compensation Committee has discretion to increase or decrease the bonuses that otherwise would be paid as annual cash incentive based on an individual executive officer’s actual performance versus the specified goals.
The Compensation Committee chose the revenue and adjusted EBITDA measures with the belief that they motivate our executives to drive Company growth and profitability. To reflect performance above or below targets, achievement of the revenue and adjusted EBITDA goals are measured against sliding scales that provide for annual incentive bonus payouts greater than the target bonus if results are greater than target or less than the target bonus if results are lower than the target.
For 2022, our specific financial targets were $878.4 million in revenue and $227.3 million in adjusted EBITDA.
Payout percentages resulting from achievement of revenue relative to the established target range from no payout for achievement under 93% of the established target to 160% payout for achievement at 110% or more of the target level, with 100% payout occurring at achievement at 100% of target. Similarly, the payout percentages resulting from achievement of Adjusted EBITDA relative to the established target range from no payout for achievement under 80% of the established target to 130% for achievement at 110% or more of the target level, with 100% payout occurring at achievement of 100% of target.

In February 2023, the Compensation Committee reviewed actual results for 2022 with respect to revenue and adjusted EBITDA, which may be adjusted for extraordinary and/or non-recurring circumstances as deemed necessary by the Compensation Committee for payout percentage purposes, and the Compensation Committee determined that the Company achieved the following financial results and payout percentages:
	Revenue	Adjusted EBITDA(1)
Target (millions)	$878.4	$227.3
2022 Results (millions)(2)	$823.0	$217.2
Target Achieved	74.8%	91.2%
Payout Percentage	37.4%	45.6%
(1)	For a discussion regarding, and reconciliation of, our non-GAAP to GAAP financial measures, please see Annex A.
(2)	The 2022 Results, for purposes of our annual cash incentive award calculation, were adjusted to remove the impact of acquisition activity.
Individual bonus payments are based on a formula determined by taking each person’s base annual compensation, multiplied by an individual target bonus percentage, multiplied by the Company achievement score expressed as a percentage. Bonus amounts paid to any employee or executive can then be increased or decreased, regardless of that person’s target bonus or specific corporate performance metrics, based on individual performance or other considerations, in the discretion of the Compensation Committee. Based on the level of performance achievement described above, the payout percentage was 83.0%.
Named Executive Officer	Target Payout ($)	Payout based on Company Achievement Score ($)	Discretionary % Increase/ (Decrease) in Payout	Actual Payout ($)
Paul Hennessy	700,000	581,000	0.00%	581,000
Stan Pavlovsky(1)	700,000	581,000	0.00%	0
Jarrod Yahes	440,000	365,200	0.00%	365,200
Peter Silvio(2)	160,438	133,163	0.00%	133,163
(1)	Mr. Pavlovsky resigned from the Company effective May 3, 2022 and did not receive any cash incentive payout for 2022.
(2)	Reflects pro-rata bonus payment pursuant to the terms of Mr. Silvio’s employment agreement.
Long-term Incentive Compensation
Long-term incentives represent the primary component of compensation at the Company and are designed to reward participants the way stockholders are rewarded, through growth in the value of our Common Stock. Our NEOs receive either stock options, RSUs or PSUs, or a combination of any of the three. Regardless of the form of award, the overarching purpose of our long-term incentive grants is to align executives’ interests with those of our stockholders, reward employees for enhancing stockholder value and attract and retain our executive officers.
In determining the size of equity-based awards for existing executive officers, the Compensation Committee, upon recommendations of management, as applicable, considers various subjective factors primarily relating to the responsibilities of the individual executive officer, past performance, and the executive officer’s expected future contributions and value to the Company. In making a recommendation to the Compensation Committee, management also considers the executive officer’s historic total compensation, including prior equity grants and exercise history, as well as the number and value of shares owned by the executive officer or which continue to be subject to vesting under outstanding equity grants previously made to such executive officer.
In determining the size of equity-based awards for new hires, the Compensation Committee and, in certain instances Chief Executive Officer, consider a variety of factors, including the compensation of similarly situated executive officers at the Company, the executive officer’s expected level of responsibility and expected contributions to the Company’s future success, and the compensation of similarly situated executive officers at selected peer companies. As the purpose of equity awards is to tie total compensation to long-term stockholder value, executive officers receive sizeable stock-based awards at the time of hire to align their interests to reward long-term performance.

Long-term incentive awards are typically granted annually or upon hire, but the Compensation Committee may award equity at other times during the year to further reward or to encourage retention of our executive officers, including our NEOs. For both new hire and periodic equity grants, management develops grant recommendations for the Compensation Committee by subjectively evaluating the factors above, as applicable, to set a total compensation target for each executive officer and then designing equity awards to help meet those total compensation targets based on stock price appreciation assumptions, taking into account the executive officer’s cash compensation and the estimated value of pre-existing stock-based compensation vesting in subsequent years, if any. In this process, management views projected total compensation for a given year as cash compensation expected to be earned in that year plus an assumed value of stock-based compensation vesting in that year. Because we focus on total compensation over time and take into account existing compensation, equity awards for a smaller number of shares do not necessarily reflect lower total compensation and equity awards for a larger number of shares do not necessarily reflect higher total compensation. For fiscal 2022, the total compensation target for each of the NEOs, other than Mr. Oringer, was: Mr, Pavlovsky – $6,900,000, Paul Hennessy – $11,400,000, Jarrod Yahes – $3,990,000 and Mr. Silvio – $2,140,000.
Stock Options
Except for the stock options granted to Mr. Oringer in 2014, which are more fully described above under “Executive Compensation Philosophy & Objectives - Executive Chairman Compensation,” stock options are granted under the Shutterstock, Inc. 2022 Omnibus Equity Incentive Plan (the “2022 Plan”) at an exercise price equal to the closing price of our Common Stock on the grant date. The number of options granted to an executive is determined based upon the Black-Scholes valuation on the grant date. We do not issue stock options with accelerated vesting features, except as specified in certain employment agreements.
Although we are required to recognize a charge for the value of an option when granted that might be disproportionate to the value received by the recipient upon exercise, we believe the granting of options is performance-based and aligns the interests of recipients with those of stockholders because the recipient only realizes value if our Common Stock appreciates above the grant date price.
Restricted Stock Units
Under the 2022 Plan, and for certain grants made in 2022 and in prior years under the Shutterstock, Inc. 2012 Omnibus Equity Incentive Plan (the “2012 Plan”), we grant RSUs, which are the right to receive shares of our Common Stock, that are subject to continued employment through the applicable vesting date. The number of RSUs granted to an executive is determined by dividing the fair market value of the RSU grant by the average of the Company’s closing price for a share of Common Stock on each trading day during the 30 trading days period ending on the date immediately prior to the grant date. RSUs are granted to executive officers, including our NEOs, to serve primarily as a retention mechanism and to award individual performance.
Stock option or RSU grants to our executive officers, including our NEOs, are currently structured to vest in equal installments over three years to balance the objective of retaining and incentivizing our executive officers, achieving key short-term deliverables with respect to our financial performance, and the long-term stability of the organization.
On July 1, 2022, pursuant to the terms of his employment agreement, we granted Mr. Hennessy 262,789 RSUs ($15 million grant date value) which vest annually in approximately three equal increments on the first, second and third anniversary of the grant date, provided Mr. Hennessy’s employment continues through the applicable vesting date. In addition, during 2022 we granted Mr. Pavlovsky 15,086 RSUs, Mr. Silvio 4,114 RSUs and Mr. Yahes 8,229 RSUs, which vest in approximately equal increments on the first, second and third anniversaries of the grant date subject to continued employment through the applicable vesting date.
Performance Stock Units
For fiscal 2022, the Compensation Committee determined it was in the best interest of the Company, as part of the overall long-term incentive compensation program, to grant our executive officers PSUs designed to focus our executive officers on achieving important long-term financial objectives over a three-year period. A portion of the PSUs are eligible to vest annually, contingent on continued service and the achievement of the specified performance goals in the specific years. The annual targets for each of the PSU grants are set by the Compensation Committee over a three-year period based on the Company’s strategic objectives and goals. The Compensation Committee seeks to make target goals ambitious, requiring meaningful growth over the performance period, while threshold goals are expected to be achievable. Information about the performance targets and payout results as a percentage of target as well as the resulting payout for the applicable fiscal year PSUs are described below.
For each tranche of the PSU award, PSUs are earned based on the achievement of at least a threshold of the performance metrics goal for the fiscal year prior to the fiscal year in which the vesting date occurs, under the following schedule:
Achievement Level	Percentage Vesting
Outstanding	150%
Target	100%
Threshold	75%
The PSU’s goals and payout opportunity are intended to reflect the same key metrics we use to manage our business and drive stockholder returns over time, including adjusted EBITDA margins and revenue growth. In March 2022, the Compensation Committee approved a grant of PSUs (“2022 PSUs”) with vesting based on achievement of revenue and adjusted EBITDA measures established in advance by the Compensation Committee for three annual tranches over the full performance period. In each case, the PSUs in each tranche are eligible to vest annually based upon achievement of the prior year performance. Similarly, in March of 2020 and 2021, the Compensation Committee had approved two grants of PSUs (the “2020 PSUs” and the “2021 PSUs,” respectively) and at the time of such grants, had established revenue and adjusted EBITDA margin targets for the three annual tranches of each award over the full performance period.
For fiscal 2022 performance, the adjusted EBITDA margin target previously established at the time of the grant of the 2020 PSUs, 2021 PSUs and 2022 PSUs, respectively, was 16% for the third tranche of the 2020 PSUs, 23% for the second tranche of the 2021 PSUs and 25.9% for the first tranche of the 2022 PSUs, and the revenue growth target was 7% for the third tranche of the 2020 PSUs, 7% for the second tranche of the 2021 PSUs and 13.6% for the first tranche of the 2022 PSUs.
In February 2023, the Compensation Committee certified the fiscal 2022 adjusted EBITDA margin of 27.3% and organic revenue growth of 0.6% (of which each were adjusted to remove the impact of 2022 acquisition activity from results reported in the 2022 Form 10-K). The 2022 financials resulted in a payout at 112.5% of target under the third annual tranche of the 2020 PSUs, a payout at 75% of target under the second annual tranche of the 2021 PSUs and a payout at 75% of target under the first annual tranche of the 2022 PSUs.
The PSUs described above were granted in 2022 to Mr. Oringer, Mr. Pavlovsky, Mr. Silvio and Mr. Yahes. With respect to Mr. Hennessy, he was granted 262,789 PSUs ($15 million value) in fiscal 2022 pursuant to the terms of his employment agreement. The performance targets for Mr. Hennessy’s award are set at the start of each annual period in 2022, 2023 and 2024, respectively, and all three tranches vest in full at the end of the three-year period on July 1, 2025. The fiscal 2022 performance targets for Mr. Hennessy’s PSUs were the same as the targets set for the first tranche of our 2022 PSUs granted to our other NEOs.

Overview of 2022 Long-Term Incentive Grants to NEOs
We believe that, at this stage in our growth, time-based equity awards as well as performance-based equity awards align the interests of our named executive officers with the long-term interests of our stockholders and provide incentives to our named executive officers to continue to build and grow the Company, to enhance stockholder value and to attract and retain our executives. We also aim to have NEO equity compensation weighted more towards performance-based equity awards rather than time-based equity awards. The table below summarizes the long-term incentive grants made to our NEOs in 2022. The long-term incentive grants made to our NEOs, other than Mr. Oringer and Mr. Hennessy, are comprised of 25% RSUs and 75% PSUs.
Named Executive Officer	2022 RSU Grants ($ Value)	2022 RSU Grants (Number of Shares)	2022 PSU Grants (Target $ Value)	2022 PSU (Target Number of Shares)
Jon Oringer	—	0	5,500,000	60,346
Paul Hennessy	15,000,000	262,789	15,000,000	262,789
Stan Pavlovsky	1,375,000	15,086	4,125,000	45,260
Jarrod Yahes	750,000	8,229	2,250,000	24,687
Peter Silvio	375,000	4,114	1,125,000	12,343
As described above, for Mr. Oringer and Mr. Yahes, their equity awards granted in 2022, including the time-based RSUs and the PSUs earned based on prior year performance, vest annually in approximately equal installments over a three-year period. With respect to Mr. Hennessy, the PSUs granted to him vest in full following the three-year performance period based upon achievement of targets set by the Board. With respect to Mr. Pavlovsky, his outstanding equity awards were forfeited as of his May 2022 resignation date, and with respect to Mr. Silvio, his awards accelerated in accordance with the terms of his separation agreement. For more information, see “Compensation, Discussion & Analysis—Separation Agreements” and “Narrative Supplement to Summary Compensation Table—Employment Agreements and Compensatory Arrangements” below.
Other Compensation
Other Benefits
Our named executive officers are eligible to participate in the same group insurance and employee benefit plans generally available to our other salaried employees in the United States. We provide employee benefits to all eligible employees in the United States, including our named executive officers, which our Compensation Committee believes are reasonable and consistent with its overall compensation objective to better enable us to attract and retain employees. These benefits include medical, dental and vision insurance, a 401(k) plan with a corporate match of up to 50% of eligible payroll contributions including catch-up contributions, life and disability insurance, business travel insurance, flexible spending accounts, fitness reimbursements, learning and development opportunities and other plans and programs. Employee benefits and perquisites are reviewed from time to time to ensure that benefit levels remain competitive for the Company as a whole, including for our named executive officers.
Section 4 - Other Compensation Information
The prior three sections of this CD&A describe how we think about compensation and how that affects our pay practices. Other compensation related details that may be important to our investors are described below.
Compensation Risk Assessment
Our Compensation Committee assesses and considers potential risks when reviewing and approving our compensation policies and practices for our executive officers and our employees. We have designed our compensation programs, including our incentive compensation plans, with features to address potential risks while rewarding employees for achieving financial and strategic objectives through prudent business judgment and appropriate risk taking. Based upon its assessment, our Compensation Committee believes that any risks arising from our compensation programs do not create disproportionate incentives for employees, including our named executive officers, to take risks that could have a material adverse effect on us in the future.

Separation Arrangements
In line with our objective to retain our executive officers and incent them to continue to focus and remain dedicated to their responsibilities and to maximize stockholder value, including in the event of a transaction that could result in a change in control of our Company, we have entered into employment agreements with our executive officers that provide for certain severance payments in connection with certain termination events, including a termination in connection with a change in control. Further, consistent with best practices, none of our NEOs are entitled to excise tax gross-up payments. With respect to Mr. Silvio, he resigned as the Chief Technology Officer, effective May 31, 2022, and received severance benefits pursuant to the terms of a separation agreement and general release of claims, including among other items, cash severance in an amount equal to $400,000. For further information about Mr. Sivio’s separation agreement and other arrangements with our NEOs, these arrangements are described below under “Narrative Supplement to Summary Compensation Table—Employment Agreements and Compensatory Arrangements” and “Potential Payments Upon Termination or Change in Control.”
Executive Compensation Clawback Policy2
In December 2016, our Compensation Committee recommended, and our Board approved, a clawback policy (the “Clawback Policy”) which requires the recovery of certain incentive-based compensation payments paid to an executive officer if the Company is required to prepare an accounting restatement of its financial statements as a result of material noncompliance with any financial reporting requirements under federal securities laws. The Clawback Policy became effective in April 2017.
The Clawback Policy provides that in the event the Company is required to prepare an accounting restatement of its financial statements as a result of material noncompliance with any financial reporting requirements, the Board, upon recommendation from the Compensation Committee, will make a reasonable attempt to recover any incentive-based compensation paid to an executive officer in excess of that which would have been paid under the restated financial statements. The Clawback Policy further provides that if a current or former employee who is not an executive officer committed an act or omission that contributed to the circumstances requiring the accounting restatement and which involved negligence, misconduct, wrongdoing or violations of Company rules or of any applicable legal or regulatory requirements, the Board, upon recommendation of the Compensation Committee, will make a reasonable attempt to recover any incentive-based compensation paid to such employee in excess of that which would have been paid under the restated financial statements.
If the Compensation Committee or the Board determines that an employee, including an executive officer, committed an act or omission that contributed to the circumstances requiring the accounting restatement and which involved willful, knowing or intentional misconduct or a willful, knowing or intentional violation of any of the Company’s rules or any applicable legal or regulatory requirements, fraud or other illegal conduct, the Company will make a reasonable attempt to recover 100% of such employee’s incentive-based compensation and not just the excess.
Additionally, our 2022 Plan and Amended and Restated 2012 Plan and related award agreements provide for the recoupment of performance-based annual incentives and long-term incentives consistent with applicable law and the Clawback policy.
Accounting Treatment of Compensation
We follow ASC Topic 718 for our stock-based awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and restricted stock unit awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our named executive officers may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that a named executive officer is required to render service in exchange for the option or other award. Accounting rules also require us to record cash compensation as an expense over the period in which service is rendered to the Company.
[2]
The Company currently is reviewing its Executive Compensation Clawback Policy in light of the NYSE’s proposed listing standards under Rule 10D-1 of the Securities Exchange Act of 1934, and if revisions to the current policy are necessary, will adopt a compliant policy within 60 days of the effective date of the NYSE’s listing standards.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on its review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Members of the Compensation Committee
Deirdre Bigley (Chairwoman)
Rachna Bhasin
Thomas R. Evans
The Compensation Committee Report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

Summary Compensation Table
The following table sets forth information regarding the compensation awarded to, earned by, or paid to each of our named executive officers during the fiscal years ended December 31, 2022, December 31, 2021 and December 31, 2020, as applicable.
Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation ($)	Total ($)
Jonathan Oringer Executive Chairman	2022	1	—	5,636,920	—	—	—	5,636,921
	2021	1	—	5,164,489	—	—	—	5,164,490
	2020	1	—	4,762,332	—	—	493,626	5,255,959
Paul Hennessy Chief Executive Officer	2022	325,769	—	19,912,380	—	581,000	64,111(4)	20,883,260
Stan Pavlovsky Former Chief Executive Officer	2022	261,154	—	5,636,920		—	15,256(5)	5,913,330
	2021	700,000	—	4,131,482		870,100	16,069	5,717,651
	2020	610,385	—	5,583,809		819,700	11,865	7,025,759
Jarrod Yahes Chief Financial Officer	2022	550,000	—	3,074,684	—	365,200	11,750(6)	4,001,634
	2021	550,000	—	2,065,650	—	546,900	11,250(6)	3,173,800
	2020	539,423	—	1,270,886	999,995	515,250	11,250(7)	3,336,804
Peter Silvio Former Chief Technology Officer	2022	283,077	—	1,537,248	—	133,164	418,291(8)	2,371,781
	2021	400,000	—	1,136,062	—	298,300	10,770	1,845,132
	2020	392,308	—	529,144	—	234,200	10,770	1,166,422
(1)
For Mr. Hennessy, Mr. Pavlovsky and Mr. Silvio, reflects prorated salary for portion of the year that the executive served in his respective role. See “Compensation Discussion & Analysis – Executive Team Changes in 2022.”

(2)
Amounts represent the aggregate grant date fair value computed in accordance with ASC Topic 718 for RSUs and PSUs granted to the NEOs. For Mr. Oringer, Mr. Pavlovsky, Mr. Silvio and Mr. Yahes, the Stock Awards column includes the grant date fair value of PSUs granted in 2022 for three annual tranches because the performance targets are set at the start of the three-year performance period. For the PSUs granted to Mr. Hennessy in 2022, each annual performance target is set at the start of each respective single-year performance period, and therefore, only one annual tranche of the PSUs is considered granted in 2022 under FASB Topic 718 and included in this table. A discussion of the assumptions used in determining grant date fair value may be found in Note 1 to our audited consolidated financial statements included in our 2022 Annual Report. Please also refer to the Grants of Plan-Based Awards in 2022 table for information on stock awards made in 2022. These amounts do not necessarily represent the actual value that may be realized by the NEOs. Of the amounts shown in 2022 for each NEO, PSUs are based on target performance for 2022 and represent: all of the Stock Awards for Mr. Oringer, $4,227,737 for Mr. Pavlovsky, $2,306,013 for Mr. Yahes, $4,978,081 for Mr. Hennessy and $1,152,960 for Mr. Silvio. For the PSUs granted in 2022, assuming the aggregate grant date fair value, if the maximum performance level is achieved, the amounts that would be received with respect to the 2022 PSUs calculated as of the grant date are as follows: Mr. Oringer, $8,455,380, Mr. Pavlovsky $6,341,605, Mr. Hennessy, $7,467,121, Mr. Yahes, $3,459,019, and Mr. Silvio, $1,729,439.

(3)	Amounts shown in the non-equity incentive plan compensation column represent performance-based bonuses, but actually paid in 2023.
(4)
Consists of a $13,500 payment for 401(k) matching contributions by the Company, the value of Company-provided group term life insurance premium and mobile phone allowance. Also consists of fees for Mr. Hennessy’s service as a non-employee director prior to his appointment as our CEO in May 2022. For more information regarding these fees, see the “Director Compensation” section of this proxy statement

(5)
Consists of a $13,500 payment for 401(k) matching contributions by the Company, the value of Company-provided group term life insurance premium and mobile phone allowance and fitness expense reimbursement.

(6)	Consists of a $10,250 payment for 401(k) matching contributions by the Company, the value of Company-provided group term life insurance premium and mobile phone allowance.
(7)	Consists of a $9,750 payment for 401(k) matching contributions by the Company, the value of Company-provided group term life insurance premium and mobile phone allowance.
(8)
Consists of a $400,000 severance payment, $7,538 payment for COBRA, $9,908 payment for 401(k) matching contributions by the Company, the value of Company-provided group term life insurance premium and mobile phone allowance.

Narrative Supplement to Summary Compensation Table
Employment Agreements and Compensatory Arrangements
The material terms of the employment agreements and compensatory arrangements with our NEOs are set forth below.
Jonathan Oringer
Mr. Oringer is employed as our Founder and Executive Chairman, and served as our Chief Executive Officer up to April 1, 2020, pursuant to an employment agreement, dated September 24, 2012. Mr. Oringer’s employment agreement was amended in 2020 in connection with his appointment as Executive Chairman to reflect his new role. Mr. Oringer’s employment agreement generally provides for the following key terms:
•	at-will employment;
•	base salary of $250,000, which was reduced to $1 by the Compensation Committee effective as of April 24, 2014;
•	ineligibility for an annual cash incentive;
•	ability to participate in employee benefit plans generally available to those of our other executive officers; and
•	reimbursement for necessary and reasonable business expenses.
Mr. Oringer also entered into a Severance and Change in Control Agreement, dated September 24, 2012, which was amended in 2020 in connection with his appointment as Executive Chairman to reflect his new role. Pursuant to the Severance and Change in Control Agreement (the “Severance and CiC Agreement”), if the Company terminates Mr. Oringer’s employment without “cause” (as defined in the Severance and CiC Agreement), other than due to his death or “disability” (as defined in the Severance and CiC Agreement) at any time other than during the 24-month period immediately following a “change in control” (as defined in the Severance and CiC Agreement), Mr. Oringer will receive all accrued but unpaid vacation, expense reimbursements, wages and other benefits due to Mr. Oringer under Company-provided plans, policies and arrangements and, subject to his execution of a satisfactory release and compliance with the covenants described below, the following severance benefits from the Company:
•
cash severance in an amount equal to 12 months of his then-current base salary, which will be paid in three equal installments on each of the following dates: (x) his termination of employment, (y) the six-month anniversary of his termination and (z) the one-year anniversary of his termination of employment;

•	a lump sum payment of a pro rata annual bonus at 100% of the then-current target for the year in which the termination of employment occurs based on the number of days worked relative to 365 days;
•
reimbursement for premiums paid for coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for Mr. Oringer and his eligible dependents for up to 12 months;

•	accelerated vesting of the then-unvested portion of all of Mr. Oringer’s outstanding equity awards as if he had remained employed for 12 months following his termination of employment;
•	the post-termination exercise period for the outstanding vested options will be extended to 18 months following his termination of employment; and
•	outplacement benefits for six months following termination of employment, up to a maximum of $5,000.
Further, if we terminate Mr. Oringer’s employment with the Company without “cause,” other than due to Mr. Oringer’s death or “disability” or Mr. Oringer resigning for “good reason” (as defined in the Severance and CiC Agreement), in either case at any time during the twenty-four month period immediately following a “change of control,” Mr. Oringer will receive the “accrued benefits,” (as defined in the Severance and CiC Agreement) and, subject to his execution of a satisfactory release and compliance with the covenants described below, Mr. Oringer will also receive severance payments and benefits set forth above, except as follows:
•	cash severance in an amount equal to 12 months of his then current base salary, in a single lump sum payment;
•	lump sum payment equal to 100% of his full target bonus for the fiscal year in effect at the date of termination of employment; and

•	accelerated vesting of 100% of the then-unvested portion of all of Mr. Oringer’s outstanding equity awards.
Mr. Oringer’s Severance and CiC Agreement contains customary confidentiality, non-competition, non-solicitation of employees or customers and non-disparagement provisions. Under the agreement, Mr. Oringer cannot compete with the Company for a 12-month period after termination. The non-solicitation and non-disparagement covenant also extends for 12 months after termination.
Paul Hennessy
Mr. Hennessy was appointed Chief Executive Officer effective July 1, 2022 and has served as a member of our Board of Directors since April 2015. Mr. Hennessy’s employment agreement generally provides for the following key terms:
•	at-will employment, which commenced effective July 1, 2022;
•	base salary of $700,000;
•
an annual cash bonus opportunity, with a target award equal to 100% of his base salary, based on the achievement of individual and company performance-based objectives established by our Compensation Committee;

•	ability to participate in employee benefit plans generally available to those of our other executive officers; and
•	reimbursement for necessary and reasonable business expenses.
If the Company terminates Mr. Hennessy’s employment without “cause” (as defined in his employment agreement), other than due to his death or “disability” (as defined in his employment agreement) at any time other than during the 12-month period immediately following a “change in control” (as defined in his employment agreement), in addition to the receipt of “accrued benefits” (as defined in his employment agreement) and subject to his execution of an acceptable release and compliance with the covenants described below, Mr. Hennessy will receive the following severance benefits from the Company:
•
cash severance in an amount equal to 18 months of his then-current base salary, which will be paid in installments in accordance with the Company’s regular payroll procedures commencing on the 60th day after the date of his termination;

•	a lump sum payment of a pro rata annual bonus based on actual performance for the year in which the termination of employment occurs based on the number of days worked relative to 365 days;
•	reimbursement for premiums paid for coverage pursuant to COBRA for such executive and his eligible dependents for up to 18 months; and
•
accelerated vesting of the then-unvested portion of all his outstanding RSUs and a pro rata portion of his PSU award based on the date of termination which remain subject to the performance criteria thereunder and shall vest if such criteria is met.

If the Company terminates Mr. Hennessy’s employment with the Company without “cause,” other than due to Mr. Hennessy’s death or “disability”, or Mr. Hennessy resigns for “good reason” (as defined in his employment agreement), in either case at any time during the 12 month period immediately following a “change in control”, then Mr. Hennessy will receive the “accrued benefits” and subject to his execution of an acceptable release and compliance with the covenants described below, Mr. Hennessy will receive the severance payments and benefits set forth above, except as follows:
•	cash severance in an amount equal to 18 months of his then-current base salary in a single lump sum payment;
•	a lump sum payment equal to 100% of his full target bonus for the fiscal year in effect at the date of termination of employment;
•	reimbursement for premiums paid for coverage pursuant to COBRA for such executive and his eligible dependents for up to 12 months; and

•	accelerated vesting of all his outstanding unvested equity awards, unless otherwise set forth in a performance stock unit award agreement.
Mr. Hennessy is also subject to the Company’s Confidentiality, Non-Disclosure, Inventions, Non-Solicitation and Non-Competition Agreement, which contains customary confidentiality, non-competition, and non-solicitation of employees or customers provision. Under the agreement, Mr. Hennessy cannot compete with the Company for a 12 month period after termination. The non-solicitation covenant also extends for 12 months after termination.
Stan Pavlovsky
Mr. Pavlovsky was appointed Chief Executive Officer effective April 1, 2020 and prior to that served as our President & Chief Operating Officer pursuant to an employment agreement dated February 28, 2019, which was amended on November 5, 2019 and further amended on February 11, 2020. As discussed above, Mr. Pavlovsky resigned from his position as Chief Executive Officer of the Company effective on May 3, 2022. Mr. Pavlovsky’s employment agreement, as in effect at the time of his resignation, generally provided for the following key terms:
•	at-will employment, which commenced effective April 1, 2019;
•	base salary of $700,000;
•
an annual cash bonus opportunity, with a target award equal to 100% of his base salary, based on the achievement of individual and company performance-based objectives established by our Compensation Committee;

•	ability to participate in employee benefit plans generally available to those of our other executive officers; and
•	reimbursement for necessary and reasonable business expenses.
As a result of his resignation, Mr. Pavlovsky received his accrued benefits as defined in the employment agreement and was not eligible for any severance or cash incentive payment for 2022.
Jarrod Yahes
Mr. Yahes is employed as our Chief Financial Officer pursuant to an employment agreement dated November 7, 2019. Mr. Yahes’ employment agreement generally provides for the following key terms:
•	at-will employment, which commenced effective December 9, 2019;
•	base salary of $550,000;
•
an annual cash bonus opportunity, with a target award equal to 80% of his base salary, based on the achievement of individual and company performance-based objectives established by our Compensation Committee and pro-rated for his initial year of service;

•	ability to participate in employee benefit plans generally available to those of our other executive officers; and
•	reimbursement for necessary and reasonable business expenses.
If the Company terminates Mr. Yahes’ employment without “cause” (as defined in his employment agreement), other than due to his death or “disability” (as defined in his employment agreement), at any time other than during the 12-month period immediately following a “change in control” (as defined in his employment agreement), then Mr. Yahes will receive the “accrued benefits” (as defined in his employment agreement), and, subject to his execution of an acceptable release and compliance with the covenants described below, Mr. Yahes will also receive the following severance benefits from the Company:
•
cash severance in an amount equal to 12 months of his base salary, which will be paid in installments in accordance with the Company’s regular payroll procedures commencing on the 60th day after the date of his termination;

•	a lump sum payment of a pro rata annual bonus based on actual performance for the year in which the termination of employment occurs based on the number of days worked relative to 365 days;

•	reimbursement for premiums paid for coverage pursuant to COBRA for such executive and his eligible dependents for up to 12 months; and
•
if Mr. Yahes’ termination date is at least 12 months following the effective date of his employment, accelerated vesting of the then-unvested portion of all his outstanding equity awards as if he had remained employed for 12 months following his termination of employment.

If we terminate Mr. Yahes’ employment with the Company without “cause,” other than due to Mr. Yahes’ death or “disability,” or Mr. Yahes resigns for “good reason” (as defined in his employment agreement), in either case at any time during the 12-month period immediately following a “change in control”, then Mr. Yahes will receive the “accrued benefits” and, subject to his execution of an acceptable release and compliance with the covenants described below, Mr. Yahes will receive severance benefits set forth above, except as follows:
•	cash payment of severance in an amount equal to twelve months of his then current base salary, in a single lump sum payment;
•	a lump sum payment equal to 100% of his full target bonus for the fiscal year in effect at the date of termination of employment; and
•	accelerated vesting of all his outstanding unvested equity awards, unless otherwise set forth in a performance stock unit award agreement.
Mr. Yahes is also subject to the Company’s Confidentiality, Non-Disclosure, Inventions, Non-Solicitation and Non-Competition Agreement, which contains customary confidentiality, non-competition, and non-solicitation of employees or customers provision. Under the agreement, Mr. Yahes cannot compete with the Company for a 12-month period after termination. The non-solicitation covenant also extends for 12 months after termination.
Peter Silvio
Prior to his resignation, Mr. Silvio was employed as our Chief Technology Officer pursuant to an employment agreement, dated November 4, 2019. Mr. Silvio’s employment agreement generally provided for the following key terms:
•	at-will employment, which commenced effective June 19, 2017;
•	base salary of $400,000;
•
an annual cash bonus opportunity, with a target award equal to 50% of his base salary, based on the achievement of individual and company performance-based objectives established by our Compensation Committee;

•	ability to participate in employee benefit plans generally available to those of our other executive officers; and
•	reimbursement for necessary and reasonable business expenses.
On May 25, 2022, Mr. Silvio resigned as the Chief Technology Officer, effective May 31, 2022. Mr. Silvio served the Company on a transitional advisory basis until September 3, 2022. Following such date, he received severance benefits pursuant to the terms of a separation agreement and general release of claims, pursuant to which he received the following:
•	cash severance in an amount equal to $400,000, paid in installments in accordance with the Company’s regular payroll procedures commencing on the 60th day after the date of his separation;
•	reimbursement for premiums paid for coverage pursuant to COBRA for such executive and his eligible dependents for up to 12 months;
•	a lump sum payment of a pro rata annual bonus based on actual performance for the year; and
•	accelerated vesting of all RSUs scheduled to vest within one year of separation date were accelerated and vest and any PSUs subject to 2022 performance criteria vested upon achievement.

Grants of Plan-Based Awards in 2022
	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jon Oringer
2022 Annual Cash Bonus		—	—	—
2022 RSU Grants								—	—
2022 PSU Grants	April 1, 2022				45,259	60,346	90,519		$5,636,920
Paul Hennessy
2022 Annual Cash Bonus		$525,000	$700,000	$1,015,000					$4,978,081
2022 RSU Grants	July 1, 2022							262,789	$14,934,299
2022 PSU Grants	July 1, 2022				65,697	87,596	131,394
Stan Pavlovsky
2022 Annual Cash Bonus		$525,000	$700,000	$1,015,000
2022 RSU Grants	April 1, 2022							15,086	$1,409,183
2022 PSU Grants	April 1, 2022				22,945	45,260	67,890		$4,227,737
Jarrod Yahes
2022 Annual Cash Bonus		$330,000	$440,000	$638,000
2022 RSU Grants	April 1, 2022							8,229	$768,671
2022 PSU Grants	April 1, 2022				18,515	24,687	37,030		$2,306,013
Peter Silvio
2022 Annual Cash Bonus		$180,000	$240,000	$348,000
2022 RSU Grants	April 1, 2022							4,114	$384,289
2022 PSU Grants	April 1, 2022				9,257	12,343	18,514		$1,152,960
(1)
These figures represent threshold, target and maximum potential future payouts under the PSUs granted to each of our named executive officers in fiscal 2022. The PSUs are eligible to vest based on the achievement of certain performance targets. Vesting of the PSU award is contingent upon the Company’s achievement of Adjusted EBITDA margin and revenue growth targets for fiscal 2022, as well as the NEO’s continued employment with the Company at the time of vesting. Each PSU will be settled in shares of the Company’s stock. NEOs do not have voting or dividend rights with respect to unvested PSUs. See “Compensation Discussion and Analysis - Section 3 - Elements of 2022 Compensation - Long Term Incentive Compensation” for further information regarding the PSUs. For Mr. Oringer, Mr. Pavlovsky, Mr. Silvio and Mr. Yahes, the “2022 PSU Grant” reflects three annual tranches, as the performance targets for these three tranches are set at the start of the three-year performance period. For the PSUs granted to Mr. Hennessy in 2022, each annual performance target is set at the start of each respective single-year performance period, and therefore, only one annual tranche of the PSUs is considered granted in 2022 under FASB Topic 718 and included in this table.

(2)
Amounts reflect the aggregate grant date fair value computed in accordance with ASC Topic 718, assuming achievement of target-level performance with respect to the 2022 PSU grants. A discussion of the assumptions used in determining grant date fair value may be found in Note 1 to our audited consolidated financial statements included in our 2022 Annual Report.

Outstanding Equity Awards at Fiscal Year-End
The following table shows all outstanding equity awards held by each of the named executive officers at December 31, 2022:
		OPTIONS					STOCK AWARDS
Executive Officer	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Jon Oringer	4/24/2014			527,485(3)	76.73	4/24/2024			105,497(4)	5,561,801
	3/1/2016	263,742			32.95	3/1/2026			0	0
	4/1/2020								42,476	2,239,334
	4/1/2021								37,687	1,986,858
	4/1/2022								60,346	3,181,441
Paul Hennessy	7/1/2022						262,789	13,854,236(5)	87,596	4,618,061
Stan Pavlovsky(6)

Peter Silvio(7)	4/1/2020						0	0.00	3,143	165,698
	4/1/2021						0	0.00	2,132	112,399
	4/1/2022						0	0.00	2,738	144,347
Jarrod Yahes	1/6/2020	35,525			42.96	1/6/2030	0	0.00	0	0
	4/1/2020						0	0.00	2,360	124,419
	4/1/2021						3,768	198,648(8)	11,306	596,052
	4/1/2022						8,229	433,832(9)	24,687	1,301,499
(1)	Assumes a price per share of our Common Stock of $52.72, which represents the closing price per share of our Common Stock on the NYSE on December 31, 2022.
(2)
Except as otherwise set forth for Mr. Oringer, represents the target number of PSUs granted to each of our named executive officers in fiscal 2022. Vesting of the PSU award is contingent upon the Company’s achievement of annual Revenue and Adjusted EBITDA targets, as well as the NEO’s continued employment with the Company at the time of vesting.

(3)
Mr. Oringer received a grant of 500,000 stock options on April 24, 2014, which vested in full on the fifth anniversary of the date of grant; provided, however, that the option will not be exercisable, in whole or part, unless and until the average closing price for our Common Stock equals or exceeds $161.88 during any 90 consecutive calendar day period occurring between April 24, 2019 (the five year anniversary of the date of grant) and the earlier of Mr. Oringer’s termination of service with the Company or April 23, 2024 (the expiration date of the stock options).

(4)
Mr. Oringer received a grant of 100,000 performance-based RSUs on April 24, 2014, which will vest if the average closing price for the Company’s Common Stock equals or exceeds $161.88 during any 90 consecutive calendar day period occurring between the five year anniversary of the date of grant and the earlier of Mr. Oringer’s termination of service with the Company or April 23, 2024, inclusive.

(5)	This RSU vests in three annual installments of 33.3%, 33.3% and 33.4%, respectively, beginning July 1, 2022.
(6)	Mr. Pavlovsky held no equity awards at fiscal year end.
(7)	For Mr. Silvio, all RSUs scheduled to vest within one year of separation date were accelerated and vest and any PSUs subject to 2022 performance criteria vested upon achievement.
(8)	This RSU vests in three annual installments of 33.3%, 33.3% and 33.4%, respectively, beginning April 1, 2021.
(9)	This RSU vests in three annual installments of 33.3%, 33.3% and 33.4%, respectively, beginning April 1, 2022.

Option Exercises and Stock Vested in 2022
The following table presents information concerning each exercise of stock options and vesting of stock awards during fiscal 2022 for each of our named executive officers.
	Option Awards		Stock Awards
Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Jon Oringer	—	0	140,323(3)	12,608,357
Paul Hennessy	—	0	0	0
Stan Pavlovsky	41,551	$848,955	114,046(4)	10,294,103
Peter Silvio	—	0	23,964(5)	1,901,259
Jarrod Yahes	—	0	21,572(6)	2,134,828
(1)	The value realized on exercise represents the difference between the market value of our Common Stock at the time the applicable option was exercised and the exercise price of the option.
(2)
Value realized was calculated by multiplying the number of shares that vested by the per share closing price of the Company’s Common Stock on the vesting date. The values do not include the payment of taxes by the NEOs.

(3)	After shares were withheld by the Company to satisfy tax withholding obligations that arose upon the vesting of Mr. Oringer’s restricted stock units, Mr. Oringer received 76,502 shares.
(4)	After shares were withheld by the Company to satisfy tax withholding obligations that arose upon the vesting of Mr. Pavlovsky’s restricted stock units, Mr. Pavlovsky received 57,485 shares.
(5)	After shares were withheld by the Company to satisfy tax withholding obligations that arose upon the vesting of Mr. Silvio’s restricted stock units, Mr. Silvio received 11,851 shares.
(6)	After shares were withheld by the Company to satisfy tax withholding obligations that arose upon the vesting of Mr. Yahes’ restricted stock units, Mr. Yahes received 10,974 shares
Potential Payments Upon Termination or Change in Control
The tables below reflect the amount of compensation that would have been owed to each of our NEOs (other than Messrs. Pavlovsky and Silvio) in the event of employment termination or a termination upon a change of control on December 31, 2022. For compensation paid upon termination for Messrs. Pavlovsky and Silvio, and additional information with respect to our other named executive officers, see “Employment Agreements and Compensatory Arrangements” and the Summary Compensation Table.
Regardless of the reason for a named executive officer’s termination of employment, they may be entitled to receive amounts earned during the term of employment. Such amounts include, through the date of termination:
•	earned but unpaid salary;
•	benefits;
•	unreimbursed business expenses; and
•	the ability to exercise vested stock options for a limited period of time.
The amounts in the table below were calculated using the following assumptions:
•	the tables do not include the value of vested but unexercised stock options and vested restricted stock units; and
•
benefit continuation expense was calculated using the Company’s costs for medical, dental, and life insurance coverage for each named executive officer as in effect on January 1, 2022, except where otherwise specified.

Because the payments to be made to the named executive officers depend on several factors, the actual amounts to be paid out upon a named executive officer’s termination of employment can be determined only at the time of his or her actual separation from the Company.
Named Executive Cause of Termination	Cash Severance Payment ($)	Pro-Rata Bonus ($)(1)	Acceleration of Equity Awards ($)(2)	Continued Participation in Medical & Dental Benefit Plans ($)	Outplacement Benefits ($)	Total ($)
Jonathan Oringer
Change in Control(3)	—	—	12,969,436	32,637	5,000	13,007,073
Termination by Company without “cause”	—	—	4,293,200	32,637	5,000	4,330,837
Death or disability	—	—	—	—	—	—
Paul Hennessy
Change in Control(3)	1,050,000	700,000	27,708,472	21,533	—	29,480,006
Termination by Company without “cause”	700,000	700,000	15,600,217	21,533	—	17,021,750
Death or disability	—	—	—	—	—	—
Jarrod Yahes
Change in Control(3)	550,000	440,000	2,654,452	32,637	—	3,677,089
Termination by Company without “cause”	550,000	440,000	1,100,161	32,637	—	2,122,797
Death or disability	—	—	—	—	—	—
(1)
Aside from Mr. Oringer, each NEO’s employment agreement provides for a pro rata bonus for the year of termination, other than a termination in connection with a change in control, if performance targets are met and bonuses are paid to similarly situated executives, with such bonuses to be paid at the time such other bonuses are paid. Mr. Oringer’s Severance and CiC Agreement provides for a bonus payment equal to 100% of his target for the year of termination. Mr. Hennessy and Mr. Yahes’ employment agreements provide for a bonus payment equal to 100% of each of their targets for the year of termination in connection with a change in control.

(2)
Represents the value of unvested equity awards, based on the closing market price of our common stock of $52.72 per share on December 31, 2022, that would vest on an accelerated basis upon the occurrence of certain events. For Mr. Oringer, includes acceleration of vesting for performance-based RSUs assuming target performance was achieved on the assumed date of termination on December 31, 2022 and does not include any amount for acceleration of vesting of performance-based stock options because the target price of such stock options was greater than the closing market price of our Common Stock on December 31, 2022. Termination by the Company upon Change in Control, assumes full acceleration of vesting of the 2022 PSUs granted to the NEOs as if target performance was achieved for the three years of the performance period.

(3)
Represents change in control severance benefits based on a double-trigger arrangement, which assumes a “change in control” of the Company followed by the termination by the Company of an NEO without “cause”.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review, Approval or Ratification of Related Person Transactions
The Audit Committee is responsible for the review, approval, or ratification of “related person transactions” between the Company or its subsidiaries and related persons. Under SEC rules, a related person is a director, nominee for director or executive officer since the beginning of the last fiscal year, or a more than five percent stockholder, and their immediate family members. These transactions may include employment or consulting relationships with a related person or contracts under which we receive goods or services from (or provide goods and services to) a related person or a company for which the related person is an employee or otherwise affiliated. The Board has adopted written policies and procedures that apply to any transaction or series of transactions in which we or one of our subsidiaries is a participant and a related person has a direct or indirect material interest. Generally for a transaction to be approved, the Audit Committee must be informed or have knowledge of (i) the related person’s relationship to the Company and interest in the transaction; (ii) the material facts of the proposed transaction, including a description of the nature and potential aggregate value of the proposed transaction; (iii) the benefits, if any, to the Company of the proposed transaction; (iv) if applicable, the availability of other sources of comparable products or services; and (v) an assessment of whether the proposed transaction or situation is on terms that are comparable to the terms available to an unrelated third party or to employees generally.
Transactions with Related Persons
Since January 1, 2022, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we have been or will be a party and in which:
•	the amounts involved exceeded or will exceed $120,000; and
•
a director, nominee for director, executive officer, beneficial holder of more than 5% of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

Indemnification of our Directors and Officers
Our Charter contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for: (1) any breach of the director’s duty of loyalty to us or our stockholders; (2) any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law; (3) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or (4) any transaction from which the director derived an improper personal benefit.
Our Charter and Bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our Bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered into agreements to indemnify our directors, executive officers and other employees as determined by our Board. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these Bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO.
The ratio of the fiscal 2022 total compensation of (i) our CEO, Mr. Hennessy, as reported in the Summary Compensation Table, to (ii) our median employee, as computed in the same manner, is 152:1 based on the amounts of $21,208,740 to $139,234, respectively.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our records and the methodology described below. Moreover, the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies will have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
Identifying the Median Employee
We identified the median employee by examining target annualized cash compensation as of December 31, 2021 for our global population of approximately 1,155 full-time and part-time employees, other than our CEO, who were employed by us on December 31, 2021, as we believe there was no change in our employee population or employee compensation arrangements that we believe would significantly impact our pay ratio disclosure. We included all employees, whether employed on a full-time or part-time basis (excluding any temporary employees and independent contractors), and did not make any estimates, assumptions or adjustments to any annual base salaries. Base salaries for employees outside of the United States were converted into United States dollars by applying the applicable exchange rates in effect on December 31, 2021. No cost of living adjustments were applied in our methodology.

Pay Versus Performance
The following table provides information required by Item 402(v) of Regulation S-K. For information regarding the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation – Compensation Discussion and Analysis.”
							Year-end value of $100 invested on 12/31/2019 in:
Year	Summary Compensation Table Total for Paul Hennessy (1) $	Compensation Actually Paid to Paul Hennessy (1)(2) $	Summary Compensation Table Total for Stan Pavlovsky (3) $	Compensation Actually Paid to Stan Pavlovsky (2)(3)	Average Summary Compensation Table Total for Non-CEO NEOs(4) $	Average Compensation Actually Paid to Non-CEO NEOs(2)(4) $	Total Shareholder Return $	S&P Software & Svcs (TSR) $	Net Income (in millions) $	Adj. EBITDA (in millions) $
2022	20,883,260	21,664,800	5,913,330	-15,094,475	4,003,445	-5,820,337	127.83	107.5	76.1	218.1
2021	n/a	n/a	5,717,651	21,303,354	3,394,474	13,416,113	264.65	163.9	91.9	193.1
2020	n/a	n/a	7,025,759	16,488,485	2,418,455	5,666,638	169.71	152.2	71.8	154.9

(1)	Paul Hennessy became CEO of the Company on July 1, 2022.
(2)	Deductions from, and additions to, total compensation in the Summary Compensation Table by year to calculate Compensation Actually Paid include:
	2022			2021		2020
	Paul Hennessy	Stan Pavlovsky	Average Non- CEO NEOs	Stan Pavlovsky	Average Non- CEO NEOs	Stan Pavlovsky	Average Non- CEO NEOs
Total Compensation from Summary Compensation Table	$20,883,260	$5,913,330	4,003,445	5,717,651	3,394,474	7,025,759	2,418,455
Adjustments for Equity Awards
Adjustment for grant date values in the Summary Compensation Table	$(19,912,380)	$(5,636,921)	$(3,416,284)	$(4,131,482)	$(2,788,734)	$(5,583,809)	$(1,795,052)
Year-end fair value of unvested awards granted in the current year	$20,781,301	$—	$1,416,420	$5,739,210	$4,659,727	$12,118,649	$3,546,374
Year-over-year difference of year-end fair values for unvested awards granted in prior years	$—	$—	$(5,893,159)	$10,688,239	$6,140,739	$3,180,653	$1,566,513
Fair values at vest date for awards granted and vested in current year	$—	$—	$25,894	$—	$—	$—	$—
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	$(87,381)	$(3,321,003)	$(1,597,402)	$3,289,735	$2,009,907	$(252,767)	$(69,653)
Forfeitures during current year equal to prior year-end fair value	$—	$(12,049,881)	$(359,251)	$—	$—	$—	$—
Dividends or dividend equivalents not otherwise included in total compensation	$—	$—	$—	$—	$—	$—	$—
Total Adjustments for Equity Awards	$781,540	$(21,007,805)	$(9,823,783)	$15,585,703	$10,021,639	$9,462,726	$3,248,182
Compensation Actually Paid (as calculated)	$21,664,800	$(15,094,475)	$(5,820,337)	$21,303,354	$13,416,113	$16,488,485	$5,666,638
(3)	Stan Pavlovsky became CEO of the Company on April 1, 2020 and served until May 3, 2022.

(4)	Non-CEO NEOs reflect the average Summary Compensation Table total compensation and average Compensation Actually Paid for the following executives by year:
2022: Jonathan Oringer, Jarrod Yahes and Peter Silvio
2021: Jonathan Oringer, Jarrod Yahes and Peter Silvio
2020: Jonathan Oringer, Jarrod Yahes, Peter Silvio, Steve Ciardiello and Abraham Muchnick
Relationship Between “Compensation Actually Paid” and Performance
The following charts address the relationship between compensation “actually paid” as disclosed in the Pay vs. Performance Table and:
•	the Company’s cumulative TSR;
•	the Company’s net income; and
•	the Company’s Adjusted EBITDA.

CAP vs. Adj. EBITDA
Compensation ($000s)
30000
20000
10000
0
-10000
-20000
Adj. EBITDA ($000s)
$250
$200
$150
$100
$50
$0
2020
2021
2022
Hennessy Compensation Actually Paid
Pavlovsky Compensation Actually Paid
Average NEO Compensation Actually Paid
SSTK Adj. EBITDA

Tabular List of Most Important Financial Performance Measures
The following is a list of the financial performance measures that we believe are the most important financial performance measures used to link NEO compensation to company performance:
•	Adjusted EBITDA,
•	Adjusted EBITDA Margin,
•	Revenue, and
•	Revenue growth.
For more information, see “Executive Compensation – Compensation Discussion & Analysis” in this proxy statement. Although we do not in practice use any performance measures to link compensation “actually paid” (as calculated herein) to company performance, we are providing this list in accordance with Item 402(v) of Regulation S-K to provide information on performance measures used by the Compensation Committee to determine NEO compensation.

PROPOSAL THREE:
RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Selection of the Accounting Firm
The Audit Committee has appointed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as our independent registered public accounting firm to perform the audit of our financial statements for fiscal 2023, and we are asking our stockholders to ratify this appointment. PricewaterhouseCoopers has been our independent registered public accounting firm since September 2011.
The Audit Committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. The Audit Committee also reviews the performance of the independent registered public accounting firm annually.
As a matter of good corporate governance, the Board, upon recommendation of the Audit Committee, has determined to submit to stockholders for ratification the appointment of PricewaterhouseCoopers. In the event that a majority of the shares of Common Stock represented by proxy or by attending the 2023 Annual Meeting and entitled to vote on Proposal Three does not ratify this appointment of PricewaterhouseCoopers, the Audit Committee may reconsider the appointment of PricewaterhouseCoopers.
We expect that a representative of PricewaterhouseCoopers will be present at the 2023 Annual Meeting and will have an opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF
PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR FISCAL 2023.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our independent registered public accounting firm. We may not engage our independent registered public accounting firm to render any audit or non-audit service unless either the service is approved in advance by the Audit Committee, or the engagement to render the service is entered into pursuant to the Audit Committee’s pre-approval policies and procedures. Notwithstanding the foregoing, pre-approval is not required with respect to the provision of services, other than audit, review or attest services, by the independent registered public accounting firm if the aggregate amount of all such services is no more than 5% of the total amount paid by us to the independent auditor during the fiscal year in which the services are provided, such services were not recognized by us at the time of the engagement to be non-audit services and such services are promptly brought to the attention of the Audit Committee and approved prior to completion of the audit by the Audit Committee or by the Chairman of the Audit Committee.
From time to time, our Audit Committee may pre-approve services that are expected to be provided to us by the independent registered public accounting firm during the following 12 months. At the time such pre-approval is granted, the Audit Committee must identify the particular pre-approved services in a sufficient level of detail so that our management will not be called upon to make a judgment as to whether a proposed service fits within the pre-approved services and, at each regularly scheduled meeting of the Audit Committee following such approval, management or the independent registered public accounting firm shall report to the Audit Committee regarding each service actually provided to us pursuant to such pre-approval.
The Audit Committee has delegated to its chairman the authority to grant pre-approvals of audit or non-audit services to be provided by the independent registered public accounting firm. Any approval of services by the chairman of the Audit Committee is reported to the Audit Committee at its next regularly scheduled meeting.
Principal Accountant Fees and Services
The following is a summary of the fees billed to us by PricewaterhouseCoopers for professional services rendered for the fiscal years ended December 31, 2022 and December 31, 2021:
Fee Category	Fiscal 2022	Fiscal 2021
Audit Fees	$ 2,577,095	$ 2,345,000
Audit-Related Fees	115,000	0
Tax Fees	158,070	190,200
All Other Fees	5,847	5,847
Total Fees	$2,856,012	$2,541,570
Audit Fees. Audit fees consist of fees billed for professional services rendered for the annual audit of our consolidated financial statements presented in our annual report on Form 10-K, the audit of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and the review of the interim consolidated financial statements presented in our quarterly reports on Form 10-Q.
Audit Related Fees.  Audit related fees consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”
Tax Fees. Tax fees for the years ended December 31, 2022 and December 31, 2021 include fees billed by PricewaterhouseCoopers related to tax compliance and consulting services.
All Other Fees. For the years ended December 31, 2022 and December 31, 2021, all other fees consisted of fees related to a certain accounting research software product.

The Audit Committee determined that PricewaterhouseCoopers’s provision of these services, and the fees that we paid for these services, are compatible with maintaining the independence of the independent registered public accounting firm. The Audit Committee approved all services that PricewaterhouseCoopers provided in the fiscal years ended December 31, 2022 and 2021.

AUDIT COMMITTEE REPORT
The Audit Committee consists of the three directors whose names appear below. Each member of the Audit Committee meets the definition of “independent director” and otherwise is qualified to be a member of the Audit Committee under the NYSE listing requirements.
The Audit Committee’s general role is to assist the Board in monitoring the Company’s financial reporting process and related matters. Its specific responsibilities are set forth in its charter. The Audit Committee reviews its charter at least annually.
As required by its charter, the Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2022, or fiscal 2022, and met with management, as well as with representatives of PricewaterhouseCoopers, the Company’s independent registered public accounting firm, to discuss the audited financial statements. The Audit Committee also discussed with members of PricewaterhouseCoopers the matters required to be discussed by the Statement on Auditing Standards 16, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or PCAOB.
In addition, the Audit Committee received the written disclosures and letter from PricewaterhouseCoopers required by the applicable requirements of the PCAOB regarding PricewaterhouseCoopers’s communications with the Audit Committee concerning independence and discussed with members of PricewaterhouseCoopers its independence from management and the Company.
Furthermore, in connection with the standards for independence promulgated by the SEC, the Audit Committee reviewed the services provided by PricewaterhouseCoopers, the fees the Company paid for these services, and whether the provision of the services is compatible with maintaining the independence of the independent registered public accounting firm. The Audit Committee deemed that the provision of the services is compatible with maintaining that independence.
Based on the review and discussions described above, the Audit Committee recommended to the Board that the Company’s audited financial statements for fiscal 2022 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
Members of the Shutterstock, Inc. Audit Committee
Alfonse Upshaw (Chairman)
Thomas R. Evans
Rachna Bhasin
The Audit Committee report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act or the Exchange Act that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2022 about the securities authorized for issuance under our Amended and Restated 2012 Plan (the “2012 Plan”) and our 2022 Omnibus Equity Incentive Plan (the “2022 Plan”) Each of the 2012 and 2022 Plan was adopted with the approval of our stockholders.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,595,381(1)	61.32(2)	3,162,472(3)
Equity compensation plans not approved by security holders	—	—	—
Total	2,595,381(1)	61.32(2)	3,162,472(3)
	—	—	—
(1)
Consists of 831,364 shares of our Common Stock to be issued upon the exercise of outstanding stock options under the Amended and Restated 2012 Plan and 1,764,017 shares of our Common Stock to be issued upon the vesting of RSUs granted under the 2012 Plan and 2022 Plan.

(2)	Weighted-average exercise price relates to outstanding stock options. RSUs are deemed to have an exercise price of zero and are excluded from the calculation.
(3)
The number of shares available for issuance under the Amended and Restated 2012 Plan will increase automatically annually commencing January 1, 2013 by an amount equal to the lesser of 1,500,000 shares of Common Stock, 3% of the outstanding shares of Common Stock as of the last day of the immediately preceding fiscal year, or such other amount as determined by the Board. On January 1, 2022, the shares available for issuance under 2012 Plan increased by 1,092,533 shares. The 2012 Plan expired on June 2, 2022 and no further shares are available for issuance under this plan.

On June 2, 2022, the Company’s stockholders approved the 2022 Plan. The maximum aggregate number of shares that may be issued under the 2022 Plan is 4,000,000 shares of our common stock and is subject to adjustment in connection with changes in capitalization, reorganization and change in control events. Shares subject to awards granted under the 2022 Plan that expire unexercised or are forfeited, will become available for future grant under the 2022 Plan. However, shares used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award will not become available for future grant under the 2022 Plan. Awards granted subsequent to June 2, 2022 were granted under the 2022 Plan.

OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the 2023 Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors,

John Lapham
General Counsel and Corporate Secretary
April 25, 2023

ANNEX A
Non-GAAP Financial Measures
To supplement our consolidated financial statements presented in accordance with the accounting principles generally accepted in the United States, or GAAP, our management considers certain financial measures that are not prepared in accordance with GAAP, collectively referred to as non-GAAP financial measures, including adjusted EBITDA, adjusted EBITDA margin, revenue growth on a constant currency basis (expressed as a percentage), and free cash flow. These non-GAAP financial measures are included solely to provide investors with additional information regarding our financial results and are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.
These non-GAAP financial measures have not been calculated in accordance with GAAP and should be considered only in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP measures. In addition, adjusted EBITDA, adjusted EBITDA margin, revenue growth on a constant currency basis (expressed as a percentage) and free cash flow should not be construed as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.
Shutterstock’s management uses these non-GAAP financial measures, in conjunction with GAAP financial measures, as an integral part of managing the business and to, among other things: (i) monitor and evaluate the performance of Shutterstock’s business operations, financial performance and overall liquidity; (ii) facilitate management’s internal comparisons of the historical operating performance of its business operations; (iii) facilitate management’s external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of Shutterstock’s management team and, together with other operational objectives, as a measure in evaluating employee compensation and bonuses; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.
Management believes that adjusted EBITDA, adjusted EBITDA margin, revenue growth on a constant currency basis (expressed as a percentage) and free cash flow are useful to investors because these measures enable investors to analyze Shutterstock’s operating results on the same basis as that used by management. Additionally, management believes that adjusted EBITDA and adjusted EBITDA margin provide useful information to investors about the performance of the Company’s overall business because such measures eliminate the effects of unusual or other infrequent charges that are not directly attributable to Shutterstock’s underlying operating performance and revenue growth on a constant currency basis, provides useful information to investors by eliminating the effect of foreign currency fluctuations that are not directly attributable to Shutterstock’s operating performance. Management also believes that providing these non-GAAP financial measures enhances the comparability for investors in assessing Shutterstock’s financial reporting. Management believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for strategic measures, after making necessary capital investments in internal-use software and website development costs to support the Company’s ongoing business operations, and provides them with the same measures that management uses as the basis for making resource allocation decisions.
Our use of non-GAAP financial measures has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP, as the excluded items may have significant effects on our operating results and financial condition. Additionally, our methods for measuring non-GAAP financial measures may differ from other companies’ similarly titled measures. When evaluating our performance, these non-GAAP financial measures should be considered alongside other financial performance measures, including various cash flow metrics, net income and our other GAAP results.

Our method for calculating adjusted EBITDA, adjusted EBITDA margin, revenue growth on a constant currency basis and free cash flow, as well as a reconciliation of the differences between adjusted EBITDA, revenue growth on a constant currency basis and free cash flow, and the most comparable financial measures calculated and presented in accordance with GAAP, is presented below.
Adjusted EBITDA
We define adjusted EBITDA as net income adjusted for depreciation and amortization, non-cash equity-based compensation, impairment of lease and related assets, foreign currency transaction gains and losses, severance costs associated with strategic workforce optimizations, interest income and expense and income taxes. We define adjusted EBITDA margin as the ratio of adjusted EBITDA to revenue.
The following is a reconciliation of net income to adjusted EBITDA for each of the periods indicated:
	Year Ended December 31,
	2022	2021
	(in thousands)
Net income	$76,103	$91,883
Add / (less) Non-GAAP adjustments:
Depreciation and amortization	68,470	48,771
Non-cash equity-based compensation	35,740	36,179
Impairment of lease and related assets	18,664	—
Other adjustments, net(1)	4,163	3,370
Provision for income taxes	14,934	12,853
Adjusted EBITDA	$218,074	$193,056
Adjusted EBITDA margin	26.3%	25.0%
(1)	Included in other adjustments, net is foreign currency transaction gains and losses, severance associated with strategic workforce optimizations and interest income and expense.
Revenue Growth on a Constant Currency Basis
We define revenue growth on a constant currency basis (expressed as a percentage) as the increase in current period revenues over prior period revenues, utilizing fixed exchange rates for translating foreign currency revenues for all periods in the comparison.
	Year Ended December 31,
	2022	2021
Reported revenue (in thousands)	$827,826	$773,415
Revenue growth	7%	16%
Revenue growth on a constant currency basis	11%	15%

Free Cash Flow
We define free cash flow as our cash provided by operating activities, adjusted for capital expenditures and content acquisition.
The following is a reconciliation of net cash provided by operating activities to free cash flow for each of the periods indicated:
	Year Ended December 31,
	2022	2021
	(in thousands)
Net cash provided by operating activities	$158,451	$216,372
Capital expenditures	(43,296)	(28,125)
Content acquisitions	(16,821)	(8,874)
Payments related to long-term incentives related to acquisitions	—	—
Free Cash Flow	$98,334	$179,373

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V14380-P86852

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SHUTTERSTOCK, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Deirdre Bigley
02) Alfonse Upshaw

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V14381-P86852

SHUTTERSTOCK, INC.
Annual Meeting of Stockholders June 8, 2023
This proxy is solicited by the board of directors of Shutterstock, Inc.

The undersigned stockholder(s) of Shutterstock, Inc. (the “Company”) hereby appoint(s) Jarrod Yahes and Colleen Kearney or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Company that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders (the “2023 Annual Meeting”) to be held at 10:00 AM ET on Thursday, June 8, 2023 and at any adjournment or postponement thereof. The 2023 Annual Meeting will be held virtually. On the day of the meeting, visit www.virtualshareholdermeeting.com/SSTK2023 to log into the virtual meeting website. You may start logging into the virtual meeting starting at 9:45 a.m. Eastern Time, using your 16 digit control number provided on the reverse side of this form. The meeting will begin promptly at 10:00 a.m. Eastern Time. If you encounter any difficulties accessing the virtual meeting, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page. Further instructions on how to attend and vote at the 2023 Annual Meeting are contained in the Proxy Statement in the sections titled "Attending the 2023 Annual Meeting" and “Voting Information”.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR ALL” ON PROPOSAL 1 AND "FOR" ON PROPOSALS 2 AND 3 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE 2023 ANNUAL MEETING.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE